UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

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BlueLinx Holdings Inc.
(Name of Registrant as Specified In Its Charter)

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BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
April 18, 2016
Dear Stockholder:
I am pleased to invite you to the 2016 Annual Meeting of Stockholders of BlueLinx Holdings Inc. The meeting will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Thursday, May 19, 2016, at 1:00 p.m. Eastern Time. The matters to be voted upon at the meeting are listed in the accompanying notice of the Annual Meeting, and are described in more detail in the accompanying proxy statement and proxy card. Whether or not you plan to attend the Annual Meeting, please complete, date, sign, and mail promptly the enclosed proxy card in the envelope provided to ensure that your vote will be counted. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person.
On behalf of the Board of Directors, management, and associates of BlueLinx, I extend our appreciation for your continued support and look forward to meeting with you.

Very truly yours,
Mitchell B. Lewis
President and Chief Executive Officer

BLUELINX HOLDINGS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of BlueLinx Holdings Inc. will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339 on Thursday, May 19, 2016, at 1:00 p.m. Eastern Time, for the following purposes:

1.	to elect seven directors to hold office until the 2017 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2016, which we refer to as “fiscal 2016;”

3.	to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation, to effect, at the discretion of the Board of Directors:

(i) a reverse stock split of all of the outstanding shares of the Company’s common stock, whereby each ten (10) shares would be combined, converted and changed into one (1) share of common stock, and
(ii) a reduction in the total number of authorized shares of the Company’s common stock from 200,000,000 to 20,000,000,

with the effectiveness or abandonment of such amendment to be determined by the Board of Directors as permitted under Section 242(c) of the Delaware General Corporation Law;

4.	to approve the BlueLinx Holdings, Inc. 2016 Long-Term Incentive Plan;

5.	to hold an advisory, non-binding vote to approve the executive compensation described in this Proxy Statement; and

6.	to transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 4, 2016, will be entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.

The Board of Directors recommends voting FOR its nominees for director and FOR proposals 2 through 5.

Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.

By Order of the Board of Directors,
Shyam K. Reddy
Senior Vice President, General Counsel and Secretary

April 18, 2016
Atlanta, Georgia

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 19, 2016

BlueLinx Holdings Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our stockholders by visiting www.proxyvote.com:

•Notice of 2016 Annual Meeting of Stockholders to be held on Thursday, May 19, 2016;
•Proxy Statement for 2016 Annual Meeting of Stockholders to be held on Thursday, May 19, 2016; and
•Annual Report on Form 10-K for the fiscal year ended January 2, 2016.

These proxy materials are available free of charge and will remain available through the conclusion of the 2016 Annual Meeting of Stockholders. In accordance with SEC rules, the proxy materials on the site are searchable, readable, and printable; and the site does not have “cookies” or other tracking devices which identify visitors.

The enclosed proxy is being solicited by the Board of Directors of BlueLinx Holdings Inc. (“BlueLinx,” “us,” “we,” “our,” or the “Company”) for the 2016 Annual Meeting of Stockholders or any postponement or adjournment of the meeting, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” References in this Proxy Statement to fiscal 2016 refer to our current fiscal year, ending December 31, 2016. References to fiscal 2015 refer to the fiscal year ended January 2, 2016. References to fiscal 2014 refer to the fiscal year ended January 3, 2015. All fiscal years presented comprise a 52-week year.
Copies of this proxy statement, the form of proxy and the annual report will first be mailed to stockholders on or about April 18, 2016. The proxy statement and annual report are also available on the investor relations page of our website at www.BlueLinxCo.com and www.proxyvote.com.
Attending the Annual Meeting
The Annual Meeting will be held at our headquarters at 4300 Wildwood Parkway, Atlanta, Georgia 30339, on Thursday, May 19, 2016, at 1:00 p.m. Eastern Time. For directions to the meeting please contact our investor relations department at 770-953-7000. Holders of our common stock as of the close of business on April 4, 2016, will be entitled to attend and vote at the meeting.

i

BLUELINX HOLDINGS INC.
4300 Wildwood Parkway
Atlanta, Georgia 30339
770-953-7000
GENERAL INFORMATION

Why did I receive this proxy statement?
This proxy statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors (the “Board”) to be voted at the annual meeting of our stockholders to be held on May 19, 2016, and any adjournment or postponement thereof, for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.” The meeting will be held at our headquarters, 4300 Wildwood Parkway, Atlanta, Georgia 30339, on Thursday, May 19, 2016, at 1:00 p.m. Eastern Time. This proxy statement and accompanying proxy card are being first sent or given to our stockholders on or about April 18, 2016. Our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, accompanies this proxy statement.
Who is soliciting my vote?
Our Board is soliciting your vote at the 2016 Annual Meeting of Stockholders of BlueLinx Holdings Inc.
Who is entitled to vote?
Only our stockholders of record at the close of business on April 4, 2016, the “Record Date,” are entitled to receive notice of the meeting, attend the meeting and to vote the shares of our common stock that they held on that date at the meeting, or any adjournment thereof. Each outstanding share that you own as of the Record Date entitles you to cast one vote on each matter to be voted upon.
Who can attend the meeting?
All stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport.
Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. If you are a stockholder of record, your name will appear on our stockholder list.
What will I vote on?
Five items:

•	the election of seven directors to our Board;

•	the ratification of BDO USA, LLP as our independent registered public accounting firm for our current fiscal year, which we refer to as “fiscal 2016;”

•
an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a 10-for-1 reverse stock split of all of the outstanding shares of the Company’s common stock and a corresponding reduction in authorized shares of the Company’s common stock from 200,000,000 to 20,000,000;

•	the approval of the BlueLinx Holdings Inc. 2016 Long-Term Incentive Program; and

•	an advisory, non-binding vote to approve the executive compensation described in this Proxy Statement.
Will there be any other items of business on the agenda?
We do not expect any other items of business at the meeting. Nonetheless, if an unforeseen matter is raised, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be brought before the meeting. These persons will use their best judgment in voting your proxy.
How many votes must be present to conduct business at the meeting?
The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum, permitting business to be conducted at the meeting. As of the Record Date, we had 90,054,008 shares of common stock outstanding. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with our Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. The powers of the proxy holder(s) will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the recommendations of our Board of Directors?
Our Board recommends a vote FOR the election of the nominated slate of directors, FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2016, FOR the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split and the corresponding reduction in authorized shares of common stock, FOR the approval of the Company’s 2016 Long-Term Incentive Plan, and FOR the approval, on an advisory basis, of the executive compensation described in this Proxy Statement.
What vote is required to approve each item?
Election of Directors. A nominee will be elected as a director if he receives a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. In other words, the seven director nominees receiving the most votes will be elected. Broker non-votes or marking your proxy card to withhold authority for all or some nominees will have no effect on the election of directors.
Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2016. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
Reverse stock split - and reduction in authorized shares. The approval of an amendment to our Second Amended and Restated Certificate of Incorporation to

effect (i) a reverse stock split of all of the outstanding shares of our common stock, whereby each ten (10) shares would be combined, converted and changed into one (1) share of common stock, and (ii) a reduction in the total number of authorized shares of the Company’s common stock from 200,000,000 to 20,000,000, with the effectiveness or abandonment of such amendment to be determined by the Board of Directors as permitted under Section 242(c) of the Delaware General Corporation Law, requires the affirmative vote of the holders of a majority of the shares outstanding as of the Record Date. Approval of the proposal would give the Board of Directors discretionary authority to implement the reverse stock split and the corresponding reduction in authorized common stock. A broker non-vote or abstention will count as a vote against the proposal.
Approval of the Company's 2016 Long-Term Incentive Plan. Approval of the Company's 2016 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.
Approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers. Adoption of a resolution approving, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this proxy statement, requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote. As a result, abstentions will have the effect of a vote “against” the proposal; however, broker non-votes will have no effect on this proposal.
What if I don’t vote for some or all of the matters listed on my proxy card?
If you are a registered stockholder and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not indicate a vote on:

•	FOR the director nominees to the Board listed on the proxy card;

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal 2016;

•	FOR the amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split and a reduction in the authorized common stock;

•	FOR approval of the Company’s 2016 Long-Term Incentive Plan; and

•	FOR the approval, on an advisory, non-binding basis, of the executive compensation described in this Proxy Statement.

How will proxies be solicited?
Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees, and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing, and soliciting proxies.
Is there electronic access to the proxy materials and annual report?
Yes. The materials will be available, as of the date they were first mailed to our stockholders, by visiting www.proxyvote.com. In addition, this proxy statement and our Annual Report on Form 10-K are available on our website at www.BlueLinxCo.com.

ITEMS OF BUSINESS TO BE ACTED ON AT THE MEETING

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board is currently authorized to consist of nine members and we currently have eight members, each with terms expiring at the 2016 Annual Meeting of Stockholders. Our Board, based on the recommendation of our Nominating and Governance Committee, nominated seven candidates for election at the 2016 Annual Meeting of Stockholders. Accordingly, we will have two vacancies on our Board following the 2016 Annual Meeting of Stockholders. Pursuant to the Company’s Bylaws, the Board has nominated the seven persons listed below for election as directors of the Company at the 2016 Annual Meeting of Stockholders to comprise our entire Board. Our Nominating and Governance Committee does not intend at this time to seek qualified candidates to fill the vacancies on our Board. At the 2016 Annual Meeting of Stockholders, proxies cannot be voted for a greater number of individuals than the seven nominees named in this Proxy Statement. Mr. Dominic DiNapoli has been nominated for election and has consented to stand for election. Mr. Dominic DiNapoli was initially identified as a potential director by a stockholder. Each of the other nominees listed below has been nominated for reelection and has consented to stand for reelection.
The terms of all of the members of our Board will expire at the next annual meeting after their election, or when their successors, if any, are elected and appointed. If you do not wish your shares of common stock to be voted for particular nominees, you may so indicate on the enclosed proxy card. If, for any reason, any of the nominees become unavailable for election, the individuals named in the enclosed proxy card may exercise their discretion to vote for any substitutes proposed by the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.
Our Board unanimously recommends a vote FOR each of the following nominees:
•Dominic DiNapoli
•Kim S. Fennebresque
•Richard S. Grant
•Mitchell B. Lewis
•Steven F. Mayer
•Alan H. Schumacher
•M. Richard Warner
Biographical and other information about these nominees can be found under “Identification of Executive Officers and Directors” elsewhere in this proxy statement.

PROPOSAL 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Former Auditors
The Audit Committee has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending January 2, 2016. As a result of this process, on April 8, 2015, the Audit Committee engaged BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016, and dismissed Ernst & Young LLP from that role.
Ernst & Young LLP’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended January 3, 2015, and January 4, 2014, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of Ernst & Young LLP on the effectiveness of internal control over financial reporting as of January 3, 2015, and January 4, 2014, did not contain any adverse opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended January 3, 2015, and January 4, 2014, and the subsequent interim period through April 8, 2015, there were (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years; and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Company provided Ernst & Young LLP with a copy of the disclosures made in this proxy statement and the Current Report on Form 8-K filed on April 3, 2015 (the “Report”) prior to the time the Report was filed with the SEC. The Company requested that Ernst & Young LLP furnish a letter addressed to the SEC stating whether or not it agrees with the statements made therein. A copy of Ernst & Young LLP’s letter dated April 2, 2015, was attached as Exhibit 16.1 to the Report.
During the fiscal years ended January 3, 2015, and January 4, 2014, and the subsequent interim period through April 8, 2015, neither the Company nor anyone acting on its behalf has consulted with BDO USA, LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO USA, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning of Item 304(a)(1) of Regulation S-K.
Current Auditors
The Audit Committee of our Board has selected BDO USA, LLP to serve as our independent registered public accounting firm for fiscal year 2016. BDO USA, LLP has served as our independent registered public accounting firm since April 8, 2015.
While stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, our Board is submitting the selection of BDO USA, LLP to our stockholders for ratification. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our stockholders.
BDO USA, LLP has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries. We expect that representatives of BDO USA, LLP will be present at the meeting to make any statement they may desire and to respond to appropriate questions from our stockholders.

Fees Paid To Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed by BDO USA, LLP and Ernst & Young LLP for professional services for fiscal 2015 and 2014, respectively, by category as described in the notes to the table:

	2015	2014
Audit Fees (1)	$858,696	$1,299,298
All Other Fees (2)	—	1,995
TOTAL (3)	$858,696	$1,301,293

(1)
Consists of fees related to audits of our consolidated financial statements, reviews of interim financial statements, and disclosures in filings with the Securities and Exchange Commission (“SEC”). Audit fees also included fees related to the audit of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Represents fees for online technical resources.

(3)
There were no Audit-Related Fees, fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees” in fiscal 2015 and fiscal 2014. There were no Tax Fees, fees for professional services provided for the review of tax returns prepared by the company; assistance with international tax compliance; or assistance related to the tax impact of proposed and completed transactions in fiscal 2015 and fiscal 2014.

Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all material audit services and non-audit services to be performed for us by our independent registered public accounting firm. All audit and non-audit work described above was pre-approved by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals. The decisions of any such member shall be presented to the full Audit Committee at each of its scheduled meetings.
Our Board recommends a vote FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2016.

PROPOSAL 3:

APPROVAL OF A PROPOSED AMENDMENT TO
THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT AND REDUCE THE
TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

OVERVIEW

The Board has unanimously adopted resolutions approving and recommending to the stockholders for their approval a proposed amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) that would, at the discretion of the Board, effect:

•
a reverse stock split of all of the outstanding shares of the Company’s common stock and those shares held by the Company in treasury stock, whereby each ten (10) shares would be combined, converted and changed into one share of the Company’s common stock, and

•	a reduction in the total number of authorized shares of the Company’s common stock from 200,000,000 to 20,000,000.

We refer to this proposal as the “reverse stock split proposal.” Under the proposed amendment, each ten (10) shares of the Company’s common stock currently outstanding, reserved for issuance or held by the Company in treasury stock would be combined, converted and changed into one (1) share of common stock. At the same time, the total number of authorized shares of the Company’s common stock would be reduced from 200,000,000 to 20,000,000. The par value per share of the Company’s common stock would remain unchanged at $0.01 per share after the reverse stock split. Please see the table below under the section heading “Principal Effects of the Reverse Stock Split” for an illustration of the effects of the proposed amendment to the Company’s Amended and Restated Certificate (which is referred to in this proxy statement as the “reverse stock split”).

The text of the proposed form of Certificate of Amendment to the Amended and Restated Certificate to effect the reverse stock split and reduce the total number of authorized shares of common stock is attached to this proxy statement as Appendix A-1. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the reverse stock split. Whether to proceed with the effectiveness or abandonment of such amendment will be determined by the Board in its sole discretion.

The Board has recommended that the proposed amendment be presented to the Company’s stockholders for approval. Upon receiving stockholder approval of the proposed amendment, the Board will have the sole discretion, until the 2017 Annual Meeting, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect the reverse stock split. As described in greater detail below, the reverse stock split is proposed to be effected to increase the price of the Company’s common stock to, among other things, meet the $1.00 minimum closing bid price requirement for continued listing on The New York Stock Exchange. The reduction in the total number of shares of the Company’s authorized common stock is designed to maintain approximately the same proportion of the total number of authorized shares that are not issued or outstanding following the reverse stock split.

If the Board determines to effect the reverse stock split by causing the amendment to the Amended and Restated Certificate to be filed with the Secretary of State of the State of Delaware, the Amended and Restated Certificate would be amended accordingly. Approval of the reverse stock split proposal will authorize the Board in its discretion to effectuate the reverse stock split and the reduction in authorized common stock as described above, or not to effect the reverse stock split and the corresponding reduction in authorized common stock. As noted, the Board will have the discretion to abandon the reverse stock split if it no longer believes it to be in the best interests of the Company and its stockholders, including if the Board determines that the reverse stock split will not impact the Company’s ability to meet the continued listing requirements of The New York Stock Exchange or if such objective is no longer necessary or desirable, or for any other reason in the business judgment and discretion of the Board. If the Board elects not to implement the reverse stock split, the Board will also abandon the corresponding reduction in authorized common stock. The Company currently expects that the Board will cause the Company to effect the reverse stock split and the corresponding reduction in authorized common stock as soon as practicable after the receipt of the requisite stockholder approval.

If the Board elects to effect the reverse stock split following stockholder approval, the number of issued and outstanding shares of the Company’s common stock and those shares held by the Company in treasury stock would be reduced in accordance with the reverse stock split ratio. Except for adjustments that may result from the treatment of fractional share interests, each stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. As described in greater detail below, as a result of the reverse stock split, stockholders who hold less than ten (10) shares of the Company’s common stock will no longer be stockholders of the Company on a post-split basis.

The Board, with input from senior management, regularly reviews and evaluates the Company’s business, strategic plans and prospects, including the performance of the Company’s common stock, with the goal of maximizing stockholder value. Therefore, the Board has determined that the proposed reverse stock split is necessary for execution of the Company’s business plan, including the continued listing of the Company’s common stock on The New York Stock Exchange. In addition, the Board believes the reverse stock split will provide a number of other benefits to the Company and its stockholders, including enhancing the desirability and marketability of the Company’s common stock to the financial community and the investing public.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

REASONS FOR THE REVERSE STOCK SPLIT

New York Stock Exchange Listing. The Company’s common stock is currently listed on The New York Stock Exchange (“NYSE”) under the symbol “BXC”. Among other requirements, the listing maintenance standards established by the NYSE require the Company’s common stock to have a minimum closing bid price of at least $1.00 per share. Pursuant to applicable NYSE listing rules, if the closing bid price of the Company’s common stock is not equal to or greater than $1.00 for thirty (30) consecutive business days, the NYSE will send a deficiency notice to the Company. Thereafter, if the Company’s common stock closing share price is not at least $1.00 on the last trading day of any calendar month during the six-month cure period and also does not have an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month or on the last day of the cure period, the NYSE may determine to delist the Company’s common stock.

Through the date of filing this proxy statement, the last date the closing bid price of the Company’s common stock satisfied the $1.00 minimum closing bid price requirement was August 11, 2015. On July 29, 2015, the Company received a notice of deficiency from the NYSE indicating that if the Company does not comply with the minimum bid price rules, the NYSE may delist the Company’s common stock. Consequently, the Board has determined that, absent approval by the Company’s stockholders of the reverse stock split, the Company will likely be unable to meet the $1.00 minimum closing bid price requirement for continued listing on the NYSE.

If the stockholders do not approve the reverse stock split proposal and the closing price of the Company’s common stock does not otherwise meet the $1.00 minimum closing bid price requirement, the Board expects that the Company’s common stock will be delisted from the NYSE.

In the event the Company’s common stock is no longer eligible for continued listing on the NYSE, the Company would be forced to seek to be traded on the OTC Bulletin Board or in the “pink sheets.” These alternative markets are generally considered to be less efficient than, and not as broad as, the NYSE, and therefore less desirable. Accordingly, the Board believes delisting of the Company’s common stock would likely have a negative impact on the liquidity and market price of the Company’s common stock and may increase the spread between the “bid” and “asked” prices quoted by market makers.

The Board has considered the potential harm to the Company of a delisting from the NYSE and believes that delisting could, among other things, adversely affect (i) the trading price of the Company’s common stock and (ii) the liquidity and marketability of shares of the Company’s common stock, reducing the ability of holders of the Company’s common stock to purchase or sell shares of the Company’s common stock as quickly and as inexpensively as they have done historically.

Furthermore, if the Company’s common stock was no longer listed on the NYSE, it may reduce the Company’s access to capital and cause the Company to have less flexibility in responding to the Company’s capital requirements. Certain institutional investors may also be less interested or prohibited from investing in the Company’s common stock, which may cause the market price of the Company’s common stock to decline.

In addition, the Company would no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and therefore would lose its exemption from state securities regulations. As a result, the Company would need to comply with various state securities laws with respect to issuances of its securities, including equity award grants to employees.

Potential Increased Investor Interest. The Board believes that the reverse stock split will provide a number of benefits to the Company and its existing stockholders, which may lead to an increase in investor interest, including:

1.
Reduced Short-Term Risk of Illiquidity. The Board understands that a higher stock price that allows the Company to remain in compliance with the NYSE listing rules may increase investor confidence by reducing the short-term risk of illiquidity and lack of marketability of the Company’s common stock that may result from the delisting of the Company’s common stock from the NYSE.

2.
Decreasing Transaction Costs. Investors may also be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks

3.
Stock Price Requirements. The Board understands that some brokerage houses and institutional investors may have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower priced stocks.

REASONS FOR THE REDUCTION IN THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

As a matter of Delaware law, implementation of the reverse stock split does not require a change in the total number of shares of the Company’s common stock authorized under the Amended and Restated Certificate. However, the proposed reduction in the total number of authorized shares of the Company’s common stock is designed to maintain approximately the same proportion of the total number of authorized shares that are not issued or outstanding following the reverse stock split. The proposed reduction from 200,000,000 to 20,000,000 authorized shares of the Company’s common stock is intended to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company and to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of common stock. In addition, the Board believes that the reduction in the number of authorized shares of the Company’s common stock may also reduce certain of the Company’s costs, such as annual franchise taxes paid to the State of Delaware.

THE REVERSE STOCK SPLIT MAY NOT RESULT IN AN INCREASE IN THE PER SHARE PRICE OF THE COMPANY’S COMMON STOCK; THERE ARE OTHER RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

The Board expects that a reverse stock split of the outstanding common stock will increase the market price of the Company’s common stock. However, the Company cannot be certain whether the reverse stock split would lead to a sustained increase in the trading price or the trading market for the Company’s common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share of the Company’s common stock after the reverse stock split will rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced stocks

•	the reverse stock split will result in a per share price that will increase the Company’s ability to attract and retain employees and other service providers

•
the market price per post-split share will remain in excess of the $1.00 minimum closing bid price as required by the NYSE or that the Company would otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE; and

•
the reverse stock split will increase the trading market for the Company’s common stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of common stock available in the public market.

The market price of the Company’s common stock will also be affected by the Company’s performance and other factors unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split and this could have an adverse effect on the price of the Company’s common stock. If the market price of the Company’s shares of common stock declines subsequent to the effectiveness of the reverse stock split, this will detrimentally impact the Company’s market capitalization and the market value of the Company’s public float, which could further complicate our ability to maintain the listing of our common stock on the NYSE.

On January 26, 2016, we received notice from the NYSE that we were also not in compliance with certain NYSE listing standards because our average global market capitalization over a consecutive 30 trading-day period was less than $50 million, and, at the same time, our stockholders’ equity was less than $50 million. We timely notified the NYSE of our plan, as required by the NYSE, and subsequently timely submitted a plan advising the NYSE of the definitive actions that we intend to take to regain conformity with this NYSE listing standard within an 18 month cure period. Within 45 days of the submission of this plan, the NYSE will determine whether we have made a reasonable demonstration of an ability to conform to the relevant standards within the cure period. If the NYSE accepts our plan, our common stock will continue to be listed and traded on the NYSE during the cure period, subject to our compliance with other continued listing standards, and we will be subject to quarterly monitoring by the NYSE for compliance with the plan. There can be no assurance that the NYSE will accept our plan, or that our plans to regain compliance with these additional listing standards will be successful.

EFFECTIVE TIME

Assuming the Board exercises its discretion to effect the reverse stock split, the reverse stock split and the reduction in the total number of authorized shares of the Company’s common stock will become effective as of the date and time (the “Effective Time”). The Effective Time is that time which the certificate of amendment to the Amended and Restated Certificate to effect the foregoing is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the “DGCL”), without any further action on the part of the Company’s stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-split shares. The Board, in its discretion, may delay or decide against effecting the reverse stock split and the filing of the certificate of amendment to the Amended and Restated Certificate to effect the reverse stock split without resoliciting stockholder approval. It is currently anticipated that if stockholder approval is obtained for the reverse stock split and reduction in the total number of authorized shares of the Company’s common stock described in this proposal, the Board would cause the Company to effect the foregoing as soon as practicable after obtaining such stockholder approval.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

After the Effective Time, each stockholder will own a reduced number of shares of the Company’s common stock. However, the Company expects that the market price of the Company’s common stock immediately after the reverse stock split will increase substantially above the market price of the Company’s common stock immediately prior to the reverse stock split. The proposed reverse stock split will be effected simultaneously for all of the Company’s common stock and shares held in treasury stock, and the ratio for the reverse stock split will be the same for all of the Company’s common stock and shares held in treasury stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in any of the stockholders owning a fractional share interest as described below). Likewise, the reverse stock split will affect all holders of outstanding equity awards under the Company’s 2004 Long-Term Incentive Plan and 2006 Long-Term Equity Incentive Plan (including stock options, restricted stock, restricted stock units, and performance shares) substantially the same (except to the extent that the reverse stock split would result in a fractional interest as described below). Proportionate voting rights and other rights and preferences of the holders of common stock will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning a fractional share interest as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split (except to the extent that the reverse stock split would result in any stockholders owning only a fractional share interest as described below).

At the Effective Time, the total number of authorized shares of the Company’s common stock will be reduced from 200,000,000 to 20,000,000. The par value per share of the Company’s common stock would remain unchanged at $0.01 per share after the reverse stock split. Based on the number of shares of the Company’s common stock issued or reserved for issuance under the Company’s 2004 Long-Term Incentive Plan and 2006 Long-Term Equity Incentive Plan as of April 4, 2016, approximately 544,249 shares of common stock will be issued or reserved for issuance following the reverse stock split, leaving approximately 10,450,351 shares unissued and unreserved for issuance. The Company will continue to have 30,000,000 shares of authorized but unissued preferred stock.

For information on the treatment of any fractional share interest that may arise as a result of the reverse stock split relating to equity awards under the Company’s 2004 Long-Term Incentive Plan or 2006 Long-Term Equity Incentive Plan, please see the section below under the heading “Effect of the Reverse Stock Split on Equity Awards.”

The proposed reverse stock split will reduce the number of shares of common stock available for issuance under the Company’s 2004 Long-Term Incentive Plan and 2006 Long-Term Equity Incentive Plan. All shares of the Company’s common stock subject to outstanding equity awards (including stock options, restricted stock, restricted stock units and performance shares) under the Company’s 2004 Long-Term Incentive Plan and 2006 Long-Term Equity Incentive Plan and the number of shares of common stock which have been authorized for issuance under those plans but as to which no equity awards have yet been granted or which have been returned to the Company upon cancellation or expiration of such equity awards will be converted at the Effective Time into one-tenth (1/10) of the number of such shares immediately preceding the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding stock options will be adjusted to ten (10) times the exercise price specified before the reverse stock split. This will result in approximately the same aggregate price being required to be paid as immediately preceding the reverse stock split. No fractional shares with respect to the shares subject to the outstanding equity awards will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity award immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock subject to such equity award will be rounded down to the nearest whole number, with the fractional share disregarded. For additional information on the treatment of any fractional interest that may arise as a result of the reverse stock split relating to equity awards, please see the section below under the heading Effect of the Reverse Stock Split on Equity Awards.

The effects of the proposed amendment to the Amended and Restated Certificate are illustrated in the below table as of April 4, 2016:

	Pre-Reverse Split	After Reverse Split
Reverse Stock Split Ratio	0	1:10
Authorized Shares of Common Stock	200,000,000	20,000,000
Common Stock Outstanding	90,054,008	9,005,400
Authorized Shares of Preferred Stock	30,000,000	30,000,000
Preferred Stock Outstanding	0	0
Shares Subject to Outstanding Equity Awards (stock options, restricted stock, restricted stock units and performance shares)	5,442,492	544,249

If the proposed reverse stock split is implemented, it may increase the number of stockholders of the Company who own odd lots of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

The Company’s common stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the Company’s common stock under the Exchange Act.

The proposed amendment to the Company’s Amended and Restated Certificate will not change the terms of the Company’s common stock. After the reverse stock split, the shares of the Company’s common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares (which is discussed in more detail below). The Company’s common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

TREATMENT OF FRACTIONAL SHARES

No scrip or fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, the Company would pay to the registered stockholder, in cash, the value of any fractional share interest arising from the reverse stock split. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the Company’s common stock as reported on the NYSE, as of the effective date. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the Effective Time and the date payment is made for their fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment as described herein. This cash payment merely represents a mechanical rounding off of the fractions in the exchange. For a discussion of the treatment of any fractional interest that may arise as a result of the reverse stock split relating to equity awards under the Company’s 2004 Long-Term Incentive Plan and 2006 Long-Term Equity Incentive Plan, please see the section below under the heading Effect of the Reverse Stock Split on Equity Awards.

As a result of the reverse stock split, stockholders who hold less than ten (10) shares of the Company’s common stock will no longer be stockholders of the Company on a post-split basis. In other words, any holder of nine (9) or fewer shares of the

Company’s common stock prior to the effectiveness of the reverse stock split would only be entitled to receive cash for the fractional share of common stock such stockholder would hold on a post-split basis. The actual number of stockholders that will be eliminated will be dependent upon the actual number of stockholders holding less than ten (10) shares of the Company’s common stock on the Effective Time. Reducing the number of post-split stockholders, however, is not the purpose of this proposal or the reverse stock split. If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

•
purchase a sufficient number of shares of the Company’s common stock so that you would hold at least ten (10) shares of common stock in your account prior to the implementation of the reverse stock split that would entitle you to receive at least one (1) share of common stock on a post-split basis; or

•
if applicable, consolidate your accounts so that you hold at least ten (10) shares of the Company’s common stock in one account prior to the reverse stock split that would entitle you to at least one (1) share of common stock on a post-split basis. The Company’s common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in street name (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

EFFECT OF THE REVERSE STOCK SPLIT ON EQUITY AWARDS

At the Effective Time, the proposed reverse stock split will reduce the number of shares of common stock available for issuance under the Company’s equity incentive plans. All shares of the Company’s common stock subject to outstanding equity awards (including stock options, restricted stock, restricted stock units and performance shares) under the Company’s 2004 Long-Term Incentive Plan and 2006 Long-Term Equity Incentive Plan and the number of shares of common stock which have been authorized for issuance under these plans but as to which no equity awards have yet been granted or which have been returned to the Company’s upon cancellation or expiration of such equity awards will be converted at the Effective Time into one-tenth (1/10) of the number of such shares immediately preceding the reverse stock split (subject to adjustment for fractional interests). In addition, the exercise price of outstanding equity awards will be adjusted to ten (10) times the exercise price specified before the reverse stock split. This will result in approximately the same aggregate price being required to be paid as immediately preceding the reverse stock split. No fractional shares with respect to the shares subject to the outstanding equity awards will be issued following the reverse stock split. Therefore, if the number of shares subject to any outstanding equity award immediately before the reverse stock split is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), the number of shares of common stock subject to such equity award will be rounded down to the nearest whole number, with the fractional interest disregarded.

AUTHORIZED SHARES

At the Effective Time, the total number of authorized shares of the Company’s common stock will be reduced from 200,000,000 to 20,000,000. The par value per share of the Company’s common stock would remain unchanged at $0.01 per share after the reverse stock split. Please see the table above under the heading Principal Effects of the Reverse Stock Split for more information regarding the effects on the Company’s common stock of the proposed amendment to the Company’s Second Amended and Restated Certificate.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

If the reverse stock split is approved by the Company’s stockholders at the Annual Meeting, the actual reverse stock split will be effected, if at all, only upon a subsequent determination by the Board that the reverse stock split is in the best interests of the Company and its stockholders at the time. Such determination will be based upon certain factors, including existing and expected marketability and liquidity of the Company’s common stock, prevailing market conditions, the likely effect on the market price of the Company’s common stock and the ability and desirability of the Company to satisfy the continued listing requirements for NYSE and such other considerations as the Board, in its discretion, determines. Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split, as permitted under Section 242(c) of the DGCL.

EXCHANGE OF STOCK CERTIFICATES

As soon as practicable after the Effective Time, stockholders will be notified that the reverse stock split has been effected. The Company’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the Effective Time, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the reverse stock split (or an affidavit of lost stock certificate containing an indemnification of the Company for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of the Company’s common stock certificates (including legends, if appropriate). If you are entitled to payment in lieu of any fractional share interest, payment will be made as described above under Treatment of Fractional Shares. No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

In connection with the reverse stock split, the Company’s common stock will change its current Committee on Uniform Securities Identification Procedures (“CUSIP”) number. This new CUSIP number will appear on any new stock certificates issued representing shares of the Company’s post-split common stock.

EFFECT ON BENEFICIAL OWNERS

Stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by the Company for registered stockholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

ACCOUNTING CONSEQUENCES

The par value per share of the Company’s common stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, at the Effective Time, the stated capital on the Company’s balance sheet attributable to the Company’s common stock will be reduced proportionally from its present amount, and the additional paid in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding or held by the Company in treasury stock. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

NO APPRAISAL RIGHTS

The Company’s stockholders are not entitled to appraisal rights under Delaware law with respect to the proposed amendment to the Amended and Restated Certificate to effect the reverse stock split, and the Company will not independently provide the stockholders with any such right.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the Code), and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a capital asset, as defined in Section 1221 of the Code.

As used herein, the term U.S. holder means a holder that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Other than the cash payments for fractional shares of common stock discussed above, no gain or loss should be recognized by a stockholder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split, reduced by any amount allocable to a fractional share for which cash is received. A stockholder’s holding period in the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split.

In general, the receipt of cash by a U.S. holder instead of a fractional share will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre-reverse stock split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Time.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

The Company’s directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the reverse stock split proposal except to the extent of their ownership of shares of the Company’s common stock.

VOTE REQUIRED

The affirmative vote of a majority of the shares outstanding and entitled to vote is required for the approval of the reverse stock split proposal. As a result, abstentions and broker non-votes will have the effect of a vote against the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the stockholders vote FOR the proposed amendment to the Company’s Second Amended and Restated Certificate to effect, at the discretion of the Board of Directors, (i) a reverse stock split of all of the outstanding shares of the Company’s common stock whereby each ten (10) shares would be combined, converted and changed into one (1) share of common stock, and (ii) a reduction in the total number of authorized shares of common stock from 200,000,000 to 20,000,000.

PROPOSAL 4:
APPROVAL OF THE BLUELINX HOLDINGS, INC. 2016 LONG-TERM INCENTIVE PLAN

General
The Board is seeking stockholder approval of the BlueLinx Holdings Inc. 2016 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means whereby employees, directors and other service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees or serve as directors of the Company and to align the interests of individuals who are responsible for the successful administration and management of the Company with those of our stockholders. Under the Plan, the Company may grant non-qualified stock options, “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards, and other stock-based awards. The following general summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan set forth in Appendix B to this proxy statement.
Summary of Plan
Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).
Subject to the express provisions of the Plan, the Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee will also have authority to establish rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan.
Available Shares. Under the Plan, 2,636,000 shares of common stock will be available for awards plus any shares of common stock that are subject to outstanding awards under the Company’s 2006 Long-Term Equity Incentive Plan that are forfeited, cancelled or otherwise expire without issuance of shares or that would otherwise be added back into the share pool as described below shall also be available for awards under the Plan. All of the shares available for awards under the Plan will be subject to adjustment in the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split (such as the 10-for-1 reverse stock split of all of the outstanding shares of the Company’s common stock contemplated in Proposal 3), split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction.
Shares covered by an award will be counted as used and deducted from the share authorization as of the date of grant. Each performance share or performance unit that may be settled in shares of common stock will be counted as one share of common stock subject to an award, based on the number of shares of common stock that would be paid under the performance share or performance unit for achievement of target performance, with such number deducted from the share authorization as of the date of grant. In the event that an award of performance shares or performance units is later settled based on above-target performance, the additional number of shares of common stock corresponding to the above-target performance, will be deducted from the share authorization at the time of such settlement; in the event that the award is later settled based on below-target performance, the difference between the number of shares of common stock awarded based on the below-target performance and the number previously deducted from the share authorization based on the target performance, will be added back to the share authorization. Performance units or other awards that may not be settled in shares of common stock will not result in a deduction from the share authorization.
Under the Plan, any shares related to awards under the Plan or the Company’s 2006 Long-Term Equity Incentive Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, and any shares that are used to pay taxes or the exercise price of an award shall be added to the share authorization and shall be available for grant under the Plan.
No further grants shall be made under the Company’s 2006 Long-Term Equity Incentive Plan after the Record Date for the Company’s 2016 Annual Meeting of Stockholders; provided, however, if the stockholders do not approve the Plan at the 2016

Annual Meeting of Stockholders, the Company’s 2006 Long-Term Equity Incentive Plan shall continue in effect and grants may continue to be made under the Company’s 2006 Long-Term Equity Incentive Plan in accordance with its terms.
Eligibility. All of the Company’s employees and directors, as well as consultants or independent contractors who provide services to the Company or a subsidiary of the Company, are eligible to participate in the Plan. Any and all awards to the Company’s executive officers will be formally approved by the Committee in the form of individual award agreements to each employee.
Change in Control. In the event of certain acquisitions of 30% or more of the common stock, certain changes in a majority of the Board, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s stockholders receive 60% or more of the stock of the surviving company) or the liquidation or dissolution of the Company, all outstanding options and SARs will be exercisable in full, and the restricted stock and restricted stock units will become immediately vested and payable. The performance period applicable to performance shares and performance units shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Such awards shall vest on a pro rata basis based on the portion of the vesting period completed as of the change in control.
Effective Date, Termination and Amendment. If approved by stockholders, the Plan will become effective as of the date of such approval. No awards may be granted under the Plan after the tenth anniversary of the effective date of such stockholder approval and the Plan may be terminated earlier by the Committee. The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any award agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in the Plan, options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the option price of a previously granted option or the grant price of a previously granted SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.
The Committee may impose restrictions upon exercise of any awards granted under the Plan. Additionally, the award agreement shall set forth the extent to which the participant shall have the right to exercise awards in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee.
Stock Options-General. The Committee will determine the conditions to the exercisability of each option. Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned shares of common stock, by a cashless (broker-assisted) exercise or by any other method approved or accepted by the Committee.
Non-Qualified Stock Options and Incentive Stock Options. The period for the exercise of a non-qualified stock option or incentive stock option will be determined by the Committee. The exercise price of a non-qualified stock option or incentive stock option will not be less than the fair market value of the Common Stock on its date of grant. The Committee may impose restrictions on any shares acquired pursuant to the exercise of a non-qualified stock option or incentive stock option granted under the Plan.
The award agreement shall set forth the extent to which the participant shall have the right to exercise the non-qualified stock option or incentive stock option in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee.
Stock Appreciation Rights. The period for the exercise of a SAR will be determined by the Committee. The base price of a SAR will not be less than 100% of the fair market value of the Common Stock on the date of grant. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.
Restricted Stock and Restricted Stock Units. The Plan provides for the grant of (i) restricted stock awards which may be subject to a restriction period, and (ii) restricted stock units which are similar to restricted stock except no shares are actually awarded. An award of restricted stock or restricted stock units may be subject to specified performance measures during the applicable restriction period. Shares of restricted stock will be freely transferable after all conditions and restrictions have been satisfied or lapse. The award agreement shall set forth the extent to which the participant shall have the right to retain restricted stock and/or restricted stock units in the event of participant’s termination of employment or service. Such provisions will be determined by the Committee. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. A participant shall have no voting rights with respect to any restricted stock units granted under the Plan.

Performance Units and Performance Shares. The Plan also provides for the grant of performance units and performance share awards. Each performance unit and each performance share is a right, contingent upon the attainment of performance measures within a specified performance period. The Committee will determine the form of payout of cash or in shares (or in a combination thereof) equal to the value of earned performance units/performance shares at the close of the applicable performance period. The award agreement shall set forth the extent to which the participant shall have the right to retain the performance units and/or performance shares in the event of participant’s termination of employment or service, as determined by the Committee. If the Committee desires to qualify performance-based awards under Section 162(m) of the Code, the performance goals will consist of any of the following:

(a)	Net earnings or net income (before or after taxes, depreciation or amortization);

(b)	Earnings per share;

(c)	Net sales or revenues or growth in net sales or revenues;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on net assets, capital, working capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before interest and taxes (EBIT), earnings before taxes, interest, depreciation and/or amortization (EBITDA), or adjusted EBITDA

(h)	Gross or operating margins;

(i)	Productivity ratios;

(j)	Share price (including, but not limited to, growth measures and total shareholder return);

(k)	Expense targets;

(l)	Margins;

(m)	Operating efficiency;

(n)	Market share;

(o)	Customer satisfaction;

(p)	Working capital targets;

(q)	Debt, debt/capital ratio, debt to equity ratio, or debt reduction, and

(r)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Cash-Based Awards and Other Stock-Based Awards. The Plan also provides for the grant of cash-based awards and other types of equity-based or equity-related awards not otherwise described by the Plan as determined by the Committee. The Committee will determine the value of the cash-based awards and other stock-based awards and may establish performance goals. In the event the Committee establishes performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid out will depend on the extent to which performance goals are met. The Committee shall determine the extent to which the participant shall have the right to receive cash-based awards or other stock-based awards in the event of participant’s termination of employment or service.
Non-Employee Director Awards. The Board or Committee shall determine all awards to non-employee directors. The terms of any such awards shall be set forth in an award agreement.
Maximum Awards for Employees. Generally, the Plan limits the annual awards to any individual employee or director as follows:

(a)	1,000,000 options;

(b)	1,500,000 SARs;

(c)	1,000,000 shares of restricted stock or restricted stock units;

(d)	1,000,000 performance shares or performance units; and

(e)	$7,500,000 or 500,000 shares of cash-based or other stock-based awards.

Certain Federal Income Tax Consequences
The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.
A participant generally will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon disposition and (ii) the fair market value of the shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction.
A participant generally will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. This amount generally is deductible by the Company as compensation expense.
A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized generally is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. Restricted stock units generally will also be taxed as ordinary income upon vesting unless structured in compliance with applicable tax rules to defer taxation until settlement.
Our Board unanimously recommends a vote FOR the approval of the BlueLinx Holding Inc. 2016 Long-Term Incentive Plan.
PROPOSAL 5:
ADVISORY, NON-BINDING VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Exchange Act, we seek a non-binding advisory vote from our stockholders to approve the compensation of our executives as described under “Compensation Discussion and Analysis” (“CD&A”) and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. This proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to express their views on our executive compensation. Because your vote is advisory, it will not be binding on the Board. However, the Committee will take into account the outcome of the vote when making future executive compensation decisions. At our 2011 Annual Meeting, our stockholders voted to hold a stockholder advisory vote to approve the compensation of the Company’s named executive officers annually. Accordingly, we presently intend to hold annual say-on-pay votes. At our 2015 Annual Meeting of Stockholders, our stockholders approved our say-on-pay proposal, with over 86 percent of the votes cast approving the 2014 executive compensation described in our 2015 proxy statement. Based on this strong support from our stockholders, we believe our compensation programs are effectively designed and continue to be aligned with the interests of our stockholders.
As discussed below in our Compensation Discussion & Analysis, our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of certain individual and corporate goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Key elements of our compensation philosophy include:

•	Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual;

•	Performance is determined with reference to pre-established goals, both with respect to the Company and the individual, which we believe enhances the individual executive’s performance;

•	Where possible, a significant component of total direct compensation should consist of variable compensation;

•	Total compensation opportunity should be comparable to the median ranges in the marketplace within which we compete; and

•	Increased compensation can be earned through an individual’s increased contribution to the Company.

The Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards serving the long-term interests of the Company and our stockholders. The Board believes that the executive compensation as described in this proxy statement aligns with our compensation philosophy.
Our Board recommends a vote FOR the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, the compensation tables and narrative discussion, is hereby approved.”

INFORMATION ABOUT THE BOARD OF DIRECTORS
Our Board met seven times during 2015. Each incumbent director attended at least 75% of the total of all Board and committee meetings the director was entitled to attend during 2015.
Our Board has reviewed the independence of each of its members based on the criteria for independence set forth under applicable securities laws, including the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable rules and regulations of the SEC, and applicable rules and regulations of the NYSE. The NYSE Listed Company Manual and corresponding listing standards provide that, in order to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board has reviewed the relationships between each Board member and the Company. We believe that, as of the date of our Annual Meeting, three of the current members of our Board do not meet the independence standards promulgated under the listing standards of the NYSE. Two of the current members of our Board, Messrs. Mayer and Nixon, are current employees of Cerberus ABP Investor LLC, an affiliate of Cerberus Capital Management, L.P. (“Cerberus”), and Mr. Lewis is the Company’s President and Chief Executive Officer. As further described under “Controlled Company,” below, we are exempt from the requirement that our Board be composed of a majority of independent directors. Nevertheless, the Board currently is comprised of a majority of independent directors, and will continue to be comprised of a majority of independent directors if the seven persons nominated by the Board for election as directors are elected.
Our business and affairs are managed by our Board. To assist it in carrying out its responsibilities, our Board has established the three standing committees described below, under “Committees of the Board of Directors.” The charter for each of these committees, as currently in effect, may be found on our website, www.BlueLinxCo.com. Each of these committees has the right to retain its own legal counsel and other advisors. While we do not have a formal attendance policy, all of our directors are encouraged to attend our Annual Meeting of Stockholders. Seven of our (then) nine directors attended the 2015 Annual Meeting of Stockholders.
Board Structure and Risk Oversight
We have separate persons serving as Chairman of the Board and Chief Executive Officer. Roy W. Haley, a non-employee independent director, serves as our Chairman of the Board. Mitchell B. Lewis is our President and Chief Executive Officer. The Chairman of the Board provides general oversight and high level strategic planning for the Company while the Chief Executive Officer manages the business of the organization with a focus on daily operations as they relate to the Company’s long-term strategy. The Board will elect a Chairman immediately following the Annual Meeting. We believe this structure is appropriate for the Company at this time as it keeps board leadership separate from operational management.
Our Board monitors our exposure to a variety of risks. Risks may be addressed from time to time by the full Board or by one or more of our Board committees. Senior management is responsible for identifying and managing material risks faced by the Company and periodically reports on such risks to the full Board or to the appropriate committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management, the internal audit department, and the independent auditors our major financial and enterprise risk exposures and the steps management has taken to monitor, control, and minimize such exposures. Liquidity risk, credit risk, and risks associated with our debt facilities and cash management are handled primarily by our finance and accounting department, which provides regular reports to our Audit Committee. The Compensation Committee is responsible for reviewing whether our compensation programs encourage excessive risk taking by senior executive management. The Nominating and Governance Committee is responsible for monitoring risk of fraud and other misconduct by reviewing related-party transactions and waivers to our Code of Ethical Conduct. General business and operational risks are handled primarily by senior executive management, which discusses any such risks as necessary during its regular meetings with the Board. The Company also has established a risk committee, comprised of functional area leaders within the Company, which assists the internal audit group with identifying, monitoring, and addressing the Company’s risks.
Lead Director
The lead director’s duties generally include serving as the chairperson for all executive sessions of the non-management directors and communicating to the Chief Executive Officer the results of non-management executive board sessions. Mr. Haley, the Chairman of the Board, currently serves as the Company’s lead director. Any interested party may contact the lead director by directing such communications to the lead director c/o Corporate Secretary, BlueLinx Holdings Inc., 4300 Wildwood Parkway, Atlanta, Georgia 30339. Any such correspondence received by us will be forwarded to the lead director.

Committees of the Board of Directors
The Audit Committee
Our Board established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to assist our Board in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee met eight times in 2015.
The Audit Committee currently consists of Messrs. Schumacher (Chairman), Fennebresque, and Grant. Based on its review, the Board has affirmatively determined, by resolution of the Board as a whole, that the directors serving on the Audit Committee have no material relationship with us or any other matter of any kind that would impair their independence and, therefore, satisfy the requirements to be considered independent under the rules of the SEC and the listing standards of the NYSE applicable to audit committee membership, and each meets the NYSE’s financial literacy requirements. Our Board has determined that Mr. Schumacher is an “audit committee financial expert,” as such term is defined under the applicable rules of the SEC and that the simultaneous service on more than three audit committees of public companies by Mr. Schumacher neither impairs his ability to serve on the Audit Committee, nor represents or in any way creates a conflict of interest for the Company.
The Audit Committee operates pursuant to a written charter, a copy of which can be found on our website at www.bluelinxco.com. Additionally, the Audit Committee Charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Pursuant to the terms of its written charter, the Audit Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Audit Committee.
The Audit Committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number as set forth in our Code of Ethical Conduct. See “Corporate Governance Guidelines and Code of Ethical Conduct” below.
The Compensation Committee
The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and is empowered to: (1) establish a compensation policy for executive officers, including setting base salaries and incentive compensation; (2) review compensation practices, trends, and risks that may be created by the design of our compensation programs; (3) establish compensation levels for executive officers; (4) approve employment contracts; (5) administer our equity and other incentive plans; (6) work in conjunction with the Board on management succession planning; and (7) undertake administration of other employee benefit plans. The Compensation Committee currently consists of Messrs. Warner (Chairman), Grant, Nixon, and Schumacher. The Compensation Committee met five times during 2015. As further described under “Controlled Company” below, because we are a “controlled company,” we are exempt from the requirement that the Compensation Committee be comprised solely of independent directors. As discussed above, our Board has affirmatively determined that Messrs. Warner, Grant and Schumacher each are independent. Mr. Nixon is a current employee of Cerberus and as such is not considered independent.
The Compensation Committee has continued to engage Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant to serve as an advisor to the Committee on executive and outside director compensation issues and to provide recommendations as to executive and outside director compensation levels. Meridian provided an updated compensation benchmarking study to the Compensation Committee in March 2015. The Compensation Committee reviewed the updated benchmarking study and intends to utilize this study in making compensation decisions through fiscal 2016. The Committee has evaluated Meridian's independence as its compensation consultant by considering each of the independence factors adopted by the NYSE and the SEC. Based on such evaluation, the Committee determined that there are no conflicts of interest between any of our directors or executive officers and Meridian.
The Compensation Committee operates pursuant to a written charter, a copy of which can be found on our website at www.BlueLinxCo.com. Additionally, the charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Pursuant to the terms of its written charter, the Compensation Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Compensation Committee, or to executive officers of the Company.
For more information on the role of the Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see “Compensation Discussion and Analysis” in this proxy statement.

The Nominating and Governance Committee
The Nominating and Governance Committee was formed during fiscal 2014. Prior to this, nominating and governance matters were considered at meetings of our full Board. The Nominating and Governance Committee is empowered to: (1) oversee the composition of the Board and its Committees; (2) develop and maintain the Company’s corporate governance policies and related matters, including evaluating any waivers to the Company’s Code of Ethical Conduct; (3) establish and oversee a process for the annual evaluation of the Board and each committee; (4) review and approve or ratify all related-party transactions or relationships involving a Board member or officer of the Company; (5) oversee director succession planning; (6) review requests by executive management to serve on outside board of directors of other for-profit companies; and (7) identify and communicate to the Board relevant and current and emerging corporate and governance trends, issues, and practices and overseeing the continuing education program for directors and the orientation program for new directors.
The Nominating and Governance Committee currently consists of Messrs. Fennebresque (Chairman), Nixon, and Warner. The Nominating and Governance Committee met four times during fiscal 2015. As further described under “Controlled Company” below, because we are a “controlled company,” we are exempt from the requirement that the Nominating and Governance Committee be comprised solely of independent directors. As discussed above, our Board has determined that Messrs. Fennebresque and Warner are independent. Mr. Nixon is a current employee of Cerberus and as such is not considered independent.
The Nominating and Governance Committee operates pursuant to a written charter, a copy of which can be found on our website at www.BlueLinxCo.com. Additionally, the charter is available in print to any stockholder who requests it by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Pursuant to the terms of its written charter, the Nominating and Governance Committee may delegate certain of its duties and responsibilities to a subcommittee consisting of one or more members of the Nominating and Governance Committee, or to executive officers of the Company.
Nomination Process
Our Nominating and Governance Committee is responsible for identifying and evaluating director candidates from time to time. We believe that identifying and nominating highly skilled and experienced director candidates is critical to our future. Our Nominating and Governance Committee encourages all directors, independent or otherwise, to identify potential director nominees. As a result, our Nominating and Governance Committee believes that it would be presented with a diverse and experienced group of candidates for discussion and consideration.
As further described under “Controlled Company” below, because we are a “controlled company,” we do not have a policy regarding our consideration of nominations or recommendations for director candidates by other stockholders. To the extent we receive any such nominations or recommendations, they will be considered at such time based on such factors as the Nominating and Governance Committee considers relevant.
During the evaluation process, our Nominating and Governance Committee seeks to identify director candidates with the highest personal and professional ethics, integrity, and values. While it has not adopted a formal written diversity policy, in the context of the needs of our Nominating and Governance Committee at any given point in time, our Nominating and Governance Committee will seek candidates with diverse experience in business, finance, and other matters relevant to a company such as ours, prominence in their profession, concern for the interests of our stockholders, and an understanding of our business. Additionally, our Nominating and Governance Committee requires that director nominees have sufficient time to devote to our business and affairs.
Controlled Company
We are a “controlled company” for purposes of Section 303A of the NYSE Listed Company Manual. Our basis for this determination is that Cerberus ABP Investor LLC, an affiliate of Cerberus, owns 47,138,267 shares, or approximately 52.34% of the outstanding shares of our common stock as of the Record Date. Accordingly, we are exempt from the NYSE listing requirements that would otherwise mandate (1) a majority of independent directors on our Board, (2) a nominating committee of our Board, comprised solely of independent directors, to select or recommend nominees to our Board, and (3) a compensation committee of our Board, comprised solely of independent directors, to determine the compensation of our executive officers.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS
The following table contains the name, age and position with our company of each of our executive officers and directors as of April 4, 2016. Their respective backgrounds are described in the text following the table.

Name	Age	Position
Mitchell B. Lewis	54	President, Chief Executive Officer and Director (since January 2014)
Susan C. O’Farrell	52	Senior Vice President, Chief Financial Officer, and Treasurer (Since May 2014)
Shyam K. Reddy	41	Senior Vice President, General Counsel and Corporate Secretary (since June 2015)
Roy W. Haley	69	Non-Executive Chairman of the Board of Directors (Director since 2013, Chairman since January 2014)
Kim S. Fennebresque	66	Director (since 2013)
Richard S. Grant	69	Director (since 2005)
Steven F. Mayer	56	Director (since 2004)
Gregory S. Nixon	52	Director (since 2014)
Alan H. Schumacher	69	Director (since 2004)
M. Richard Warner	64	Director (since 2008)
Executive Officers
Mitchell B. Lewis has served as our President and Chief Executive Officer, and as a Director of BlueLinx Holdings Inc., since January 2014. Mr. Lewis has held numerous leadership positions in the building products industry since 1992. Mr. Lewis served as a director and as President and Chief Executive Officer of Euramax Holdings, Inc., a building products manufacturer, from February 2008 through November 2013. Mr. Lewis also served as Chief Operating Officer in 2005, Executive Vice President in 2002, and group Vice President in 1997 of Euramax Holdings, Inc. and its predecessor companies. Prior to being appointed group Vice President, Mr. Lewis served as President of Amerimax Building Products, Inc. Prior to 1992, Mr. Lewis served as Corporate Counsel with Alumax Inc. and practiced law with Alston & Bird LLP, specializing in mergers and acquisitions. Mr. Lewis received a Bachelor of Arts degree in Economics from Emory University and a Juris Doctor degree from the University of Michigan.
Mr. Lewis’ position as our Chief Executive Officer, financial expertise, management advisory expertise, and industry experience make him a valuable member of our Board.
Susan C. O’Farrell has served as our Senior Vice President, Chief Financial Officer, and Treasurer since May 2014. Prior to joining us, Ms. O’Farrell was a senior financial executive holding several roles with The Home Depot, a home improvement specialty retailer, since 1999. As The Home Depot’s Vice President of Finance, she led teams supporting the retail organization. Ms. O’Farrell was also responsible for the finance function for The Home Depot’s At Home Services Group. Ms. O’Farrell led the financial operations of The Home Depot, as well as served as the VP Finance for the Northern Division of the company. Ms. O’Farrell began her career with Andersen Consulting, LLP, leaving as an Associate Partner in 1996 for a strategic information systems role with AGL Resources. Ms. O’Farrell earned a Bachelor of Science degree in Business Administration from Auburn University and attended Emory University’s Executive Leadership program.
Shyam K. Reddy has served as our Senior Vice President, General Counsel, and Corporate Secretary since June 1, 2015. Prior to joining us, Mr. Reddy served as Senior Vice President, General Counsel, and Corporate Secretary of Euramax Holdings, Inc., from March 2013 to March 2015. Prior to joining Euramax, Mr. Reddy was the Regional Administrator of the Southeast Sunbelt Region of the U.S. General Services Administration from March 2010 to March 2013. Prior to accepting the Presidential Appointment at the U.S. General Services Administration, Mr. Reddy practiced corporate law as a partner in the Atlanta office of Kilpatrick Townsend & Stockton. Mr. Reddy received a Bachelor of Arts degree and a Master of Public Health degree from Emory University, and a Juris Doctor degree from the University of Georgia.
Nominees for Election as Director
Information regarding each nominee for director, other than Mr. Lewis, is included below. Information regarding Mr. Lewis is included above under “Executive Officers”.
Dominic DiNapoli currently serves as a senior consultant to FTI Consulting, a global business advisory firm, including Vice Chairman from 2011 though 2014, and Executive Vice President and Chief Operating Officer from 2004 through 2011. From 2002 to 2004, Mr. DiNapoli was a Senior Managing Director in FTI Consulting’s corporate finance/restructuring practice.

From 1998 to 2002, Mr. DiNapoli was a Managing Partner of PricewaterhouseCoopers LLP’s U.S. business recovery services practice.
Mr. DiNapoli’s financial expertise, management advisory expertise, experience as a public company executive, and relationship with our largest stockholder make him well-suited to add value as a member of our Board.
Kim S. Fennebresque has served as a member of our Board since May 2013. Mr. Fennebresque currently serves as a senior advisor to Cowen Group Inc. (“Cowen”), a financial services company. He previously served as Chairman and Chief Executive Officer of Cowen and its predecessor SG Cowen from 1999 to 2008. Mr. Fennebresque currently serves on the Board of Directors of Ally Financial Inc. and Albertson’s LLC. Mr. Fennebresque served as Chairman of Dahlman Rose & Co., LLC (“Dahlman”), a financial services company, from 2010 to 2012, and as Chief Executive Officer of Dahlman from July 2011 until August 2012. He has also served as head of the corporate finance and mergers & acquisitions departments at UBS and was a general partner and co-head of investment banking at Lazard Frères & Co. Mr. Fennebresque also held various positions at The First Boston Corporation (now Credit Suisse). He is a graduate of Trinity College and Vanderbilt Law School.
Mr. Fennebresque’s business experience, background in finance, and industry knowledge qualify him to serve on, and be a valuable member of, the Board.
Richard S. Grant has served as a member of our Board since December 2005. Previously, Mr. Grant served as a director of The BOC Group plc (“BOC”), until his retirement in 2002. Over 30 years of service with BOC, Mr. Grant held various management positions, most recently as Chief Executive of BOC Process Gas Solutions, Chairman of CNC SA, a Mexican joint venture company, and he had group responsibility for Technology, Latin America and Continental Europe. Previous responsibilities included service as the BOC Regional Director for South Pacific/South Asia, Chairman of Elgas Ltd, an Australian LPG distributor, and before that as President of Ohmeda Medical Devices, and Chief Executive Officer of Glasrock Home Healthcare Inc. Mr. Grant currently serves on the Board of Directors of Compass Minerals International Inc., where he is lead director, a member of the audit committee and the compensation committee; and was previously a member of the nominating and corporate governance committee, of which he was Chairman. Mr. Grant holds an honors degree in engineering from Leeds University, United Kingdom.
Mr. Grant’s experience managing distribution businesses, leadership experience, international board experience, transactional experience, financial expertise, experience as an officer and director of public companies, independence, and his performance as one of our Board members make him a valuable member of our Board.
Steven F. Mayer has served as a member of our Board since May 2004. He has been Senior Managing Director or Managing Director of Cerberus California, LLC and predecessor entities since November 2002 and also serves as Co-Head of Private Equity at Cerberus. Prior to joining Cerberus in 2002 and since 2001, Mr. Mayer was an Executive Managing Director of Gores Technology Group. Prior to joining Gores, from 1996 to 2001, Mr. Mayer was a Managing Director of Libra Capital Partners, L.P. From 1994 until 1996, Mr. Mayer was a Managing Director of Aries Capital Group, LLC, a private equity investment firm that he co-founded. From 1992 until 1994, Mr. Mayer was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private investment firms. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell. Mr. Mayer is a member of the Boards of Directors of Grifols, S.A., YP Holdings, LLC, Spyglass Entertainment Holdings, LLC, New Avon, LLC, and Starrus Holdings Limited. Mr. Mayer received his A.B., cum laude, from Princeton University and his Juris Doctor degree, magna cum laude, from Harvard Law School.
Mr. Mayer’s financial expertise, management advisory expertise, experience as a director of public companies, relationship with our largest stockholder, and his performance as one of our Board members make him a valuable member of our Board.
Alan H. Schumacher has served as a member of our Board since May 2004. He is a director of Evertec Inc., BlueBird Bus Co., Albertson’s LLC, and Noranda Aluminum Holding Corporation. Mr. Schumacher was a director of Anchor Glass Container Inc. from 2003 to 2006, of Equable Ascent Financial, LLC from December 2009 through February 2012, and of Quality Distribution, Inc. from 2004 - 2015. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012. Mr. Schumacher has 23 years of experience working in various positions at American National Can Corporation and American National Can Group, where from 1997 until his retirement in 2000, he served as Executive Vice President and Chief Financial Officer and from 1988 through 1996, he served as Vice President, Controller, and Chief Accounting Officer. Mr. Schumacher received a Bachelor of Science in Accounting from the University of Illinois at Chicago and a Master’s degree in Business Administration from Roosevelt University.
Mr. Schumacher’s financial expertise (including his qualification as a financial expert), experience in the oversight of financial reporting and internal controls, experience as an officer and director of public companies, independence, and his performance as one of our Board members make him a valuable member of our Board.
M. Richard Warner has served as a member of our Board since March 2008. Mr. Warner served as a consultant for Cerberus Capital Management, L.P., or Cerberus, from May 2007 through June 2011. Prior to his work with Cerberus, Mr.

Warner was employed for more than 20 years in a variety of capacities at Temple-Inland Inc., most recently as a Senior Advisor during 2006, President from 2003 to 2005, Vice President & Chief Administrative Officer from 1999 to 2003 and Vice President & General Counsel from 1994 to 2002. Prior to joining Temple-Inland, Mr. Warner was a commercial lawyer in private practice. Mr. Warner currently serves on the boards of Balcones Resources Inc. and First Bank & Trust, East Texas. He was a director of Equable Ascent Financial, LLC, a Cerberus portfolio company from 2007 to February 2012. Mr. Warner received his Bachelor in Business Administration degree, magna cum laude, from Baylor University and his Juris Doctor degree from Baylor University Law School.
Mr. Warner’s financial expertise, management advisory expertise, experience as a director and officer of public companies, industry knowledge and experience, and his performance as one of our Board members make him a valuable member of our Board.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties who wish to send communications, including recommendations for director nominees, to our Board or any individual director may do so by writing to the Board of Directors, in care of our Corporate Secretary, at our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. Your letter should indicate whether you are a stockholder. Depending on the subject matter, our Corporate Secretary will, as appropriate:

•	forward the communication to the director to whom it is addressed or, in the case of communications addressed to the Board of Directors generally, to the chairman;

•	attempt to handle the inquiry directly where it is a request for information about us; or

•	not forward the communication if it is primarily commercial in nature, or if it relates to an improper topic.
Communications from interested parties that are complaints or concerns relating to financial and accounting methods, internal accounting controls, or auditing matters should be sent to the chairman of the Audit Committee, following the procedures set forth above. Director nominations will be reviewed for compliance with the requirements identified under “Submission of Stockholder Proposals” in this proxy statement, and if they meet such requirements, will be promptly forwarded to the director or directors identified in the communication. There have been no material changes to the procedures pursuant to which stockholders may recommend nominees for directors since our 2015 Annual Meeting of Stockholders.
All communications will be summarized for our Board on a periodic basis and each letter will be made available to any director upon request.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth, as of April 4, 2016 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by (1) each director or director nominee, (2) each named executive officer, (3) all executive officers and directors as a group, and (4) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Unless otherwise noted, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table. In addition, unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 4300 Wildwood Parkway, Atlanta, Georgia 30339. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Pursuant to the rules of the SEC, shares of our common stock that a beneficial owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing percentage ownership of such owner.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding (1)
Stephen Feinberg (2)(3)	47,138,267	52.34%
Carlson Capital, L.P. (4)	8,702,128	9.66%
Mitchell B. Lewis (5)	1,070,175	1.19%
Susan C. O’Farrell	342,199	*
Roy W. Haley	278,931	*
Richard S. Grant	229,446	*
M. Richard Warner	224,947	*
Alan H. Schumacher	224,074	*
Kim S. Fennebresque	139,401	*
Steven F. Mayer	—	*
Dominic DiNapoli	—	*
Gregory S. Nixon	—	*
Shyam K. Reddy	—	*
All executive officers and directors as a group (11 persons)	2,509,173	2.79%

*	Less than one percent.

(1)	The percentage ownership calculations are based on 90,054,008 shares of our common stock outstanding on April 4, 2016.

(2)
Cerberus is the record holder of 47,138,267 shares of our common stock. Mr. Feinberg exercises sole voting and investment authority over all of our securities owned by Cerberus. Thus, pursuant to Rule 13d-3 under the Exchange Act, Mr. Feinberg is deemed to beneficially own 47,138,267 shares of our common stock.

(3)	The address for Mr. Feinberg is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, New York 10171.

(4)
Carlson Capital, L.P. exercises shared voting and investment authority over 8,702,128 shares of our stock in conjunction with Asgard Investment Corp., Asgard Investment Corp. II, and Clint D. Carlson. The address for Carlson Capital, L.P., Asgard Investment Corp., Asgard Investment Corp. II, and Clint D. Carlson is 2100 McKinney Avenue, Suite 1800, Dallas, Texas 75201.

(5)	Includes 10,000 shares held by Mr. Lewis’s spouse.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers, and beneficial owners of more than 10% of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on our review of the copies of such reports received by us with respect to transactions during 2015, or written representations from certain reporting persons, we believe that our directors, officers, and persons who own more than 10% of our equity securities have complied with all applicable filing requirements for 2015.

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee of our Board, referred to in this discussion as the Committee, is responsible for reviewing, establishing and approving the compensation of our named executive officers. Compensation paid to our Chief Executive Officer, Chief Financial Officer, and the other named executive officer identified in the Summary Compensation Table is set forth under “Compensation of Executive Officers” below. The following discussion and analysis focuses on compensation to our named executive officers for fiscal 2015.
The Committee regularly consults with management regarding employee compensation matters. The Chief Executive Officer’s compensation primarily was determined by, and the material terms of his compensation arrangement are reflected in, his employment agreement entered into on January 15, 2014. For further information regarding the terms of the Chief Executive Officer’s employment, see “Employment Agreement with Chief Executive Officer” below.
Our Chief Executive Officer makes compensation recommendations to the Committee for the other named executive officers. The Committee also considers market factors in making decisions about our compensation program. In this regard, in 2005, the Committee retained Hewitt Associates, now Meridian, to advise it on executive compensation matters and to provide compensation recommendations as to our executive officers. The Committee and the Company periodically discuss compensation issues and solicit compensation advice and data from Meridian. At the request of the Committee, Meridian provided a compensation benchmarking study to the Committee in February 2013, and provided an updated benchmarking study in March 2015. The benchmarking study is used as a comparative tool in the Committee’s evaluation of the Company’s executive compensation in relation to companies believed to represent the appropriate comparable labor market for executive talent. The Committee periodically reviews these benchmarking studies and external market data from peer companies, and this data is among many of the variables considered by the Committee when making compensation decisions. The following discussion and analysis, which was reviewed and approved by the Committee, analyzes the objectives and results for fiscal 2015 of our named executive officer compensation policies and procedures.
Compensation Policies and Objectives
Our primary goal is to establish a compensation program that serves the long-term interests of the Company and our stockholders by aligning management’s interests with that of our stockholders through equity ownership and by promoting the attainment of certain individual and corporate goals. In addition, our compensation program is designed to attract and retain top quality executives with the qualifications necessary for the long-term financial success of the Company. Our executive compensation program is based on the following principles:

•	Compensation decisions are driven by a pay-for-performance philosophy, which takes into account performance by both the Company and the individual;

•	Performance is determined with reference to pre-established goals, both with respect to the Company and the individual, which we believe enhance the individual executive’s performance;

•	Where possible, a significant component of total direct compensation should consist of variable compensation;

•	Total compensation opportunity should be comparable to the median ranges in the marketplace within which we compete; and

•	Increased compensation can be earned through an individual’s increased contribution to the Company.

Compensation programs in which our named executive officers participate are designed to be competitive with the compensation programs of companies with which we compete for executive talent in order to enhance our ability to attract and retain key executive leadership.
In addition, the Committee periodically reviews and revises salary ranges and total compensation programs to develop compensation ranges that it believes will position us within the same range as market salaries for similar positions in our industry based on market information obtained from consultation with Meridian, informal market surveys, various trade group publications, and other publicly available information.
At the 2015 Annual Meeting of Stockholders, our stockholders expressed their continued support of our executive compensation programs by approving the non-binding advisory vote on our executive compensation. More than 86 percent of votes cast supported our executive compensation policies and practices. During 2015, we reviewed our executive compensation programs in conjunction with business results and stockholder support of our executive compensation program. Following that review, we continue to believe that our executive compensation programs are designed to support the Company and business strategies in concert with our compensation philosophy described above.

Elements of Compensation
Compensation for our named executive officers consists of five general components:

•	Base salary;

•	Annual performance-based cash awards;

•	Long-term equity incentive compensation;

•	Defined contribution plan; and

•	Other perquisite and benefit programs.
The appropriate mix and amount of compensation for each named executive officer varies based on the level of the executive’s responsibilities, as determined by the Committee in consultation with our Chief Executive Officer. The compensation structure for each of our named executive officers largely is established by his or her employment agreement. The Committee may increase any component of compensation provided by an employment agreement to any of our named executive officers. There is no established policy or formula for allocating any individual’s total compensation between cash and non-cash, or between short-term and long-term incentives. This approach is designed to provide the Company with flexibility to respond to marketplace and individual factors in attracting and retaining executive talent and encouraging performance.
The Committee typically reviews and adjusts base salaries and awards of cash bonuses and equity-based compensation on an annual basis. Our Chief Executive Officer presents recommendations and proposals on compensation, which are developed in consultation with our Chief Human Resources Officer and other Company representatives, to the Committee, including recommended base salaries, recommended structure, target levels, and payout levels for the annual cash bonus program under the Company’s short-term incentive plan (“STIP”), and recommended equity awards to executive officers, and management’s rationale for its recommendations. The Committee considers these recommendations before determining compensation.
Base Salary
Base salaries represent a fixed portion of named executive officer compensation and vary by job responsibility. We provide base salary because it is standard in the marketplace and provides a stable part of compensation to encourage retention. Named executive officer salaries generally are reviewed and approved annually by the Committee. Additionally, periodic salary adjustments are considered upon a promotion, change in job responsibility, or when otherwise necessary for equitable reasons. The Chief Executive Officer’s base salary initially was established in his employment agreement, and the Committee consults with the Chief Executive Officer regarding the salaries of the other named executive officers. The Committee primarily considers the recommendations of the Chief Executive Officer, market data, a general review of the executive’s compensation (individually and relative to the other executives), and the individual performance of the executive and then approves base salary as to the named executive officers.
The following table sets forth the base salaries for fiscal 2015, awarded to our three named executive officers, consisting of our Chief Executive Officer; our Chief Financial Officer; and our Senior Vice President, General Counsel and Corporate Secretary.

Officer	Base Salary ($)
Mitchell B. Lewis	650,000
Susan C. O’Farrell	400,000
Shyam K. Reddy	350,000
Annual Bonuses
We utilize cash bonuses as an incentive to promote achievement of individual and Company performance goals. This component of compensation places more emphasis on our annual financial performance and the potential rewards associated with future performance of the Company and the individual executive. Annual bonuses are determined based on agreements with the individual executive as well as pursuant to the Company’s STIP. Cash incentives are designed to:

•	Support our strategic business objectives;

•	Promote the attainment of specific financial goals;

•	Reward achievement of specific performance objectives; and

•	Encourage teamwork.
Under the STIP, an annual bonus pool is established and funded based solely on performance as measured against established business and/or financial goals at different levels of the Company’s operating structure. The Committee establishes the bonus pool based on Company performance. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current base salary) and the extent to which the Company and/or such participant’s operating group(s) meets the established business and/or financial goals. Each of the named executive officers is a participant in the STIP, and each of their annual bonuses is subject to adjustment by the Committee, at its discretion, based on the executive’s individual performance and contribution to the Company during the year. The threshold, target, and maximum bonus percentages for 2015 for each of the named executive officers as a percentage of each executive’s base salary were as follows:

Officer	Threshold	Target	Maximum
Mitchell B. Lewis	50%	100%	200%
Susan C. O’Farrell	32.5%	65%	130%
Shyam K. Reddy	32.5%	65%	130%
Generally, the Committee sets the target levels for financial performance metrics for the STIP in alignment with the Company’s strategic plan. In making the annual determination of the threshold, target and maximum levels, the Committee may consider specific circumstances facing the Company during the year. For fiscal 2015, 100% of a named executive officer’s potential STIP award was based on corporate earnings before interest, tax, depreciation, and amortization targets, as adjusted for non-cash items and other items that are allowed at the discretion of the Committee (“Adjusted EBITDA”) and Adjusted EBITDA as a percentage of fiscal 2015 average working capital, with the two criteria weighted equally. This objective is measured separately against a threshold, target, and maximum goal.
For fiscal 2015, these goals were as follows:

	Threshold	Target	Maximum
Corporate Adjusted EBITDA (1) (in millions)	$34.5	$40.6	$60.9
Adjusted EBITDA (1) as a percentage of average working capital	9.9%	11.7%	17.6%

(1)
Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the Company. Adjusted EBITDA, as we define it, is an amount equal to net income (loss) plus interest expense and related items, income taxes, stock compensation, depreciation and amortization, further adjusted to exclude other non-cash items and certain other adjustments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of the financial condition from those determined under GAAP. To reconcile this non-GAAP measure with the most directly comparable GAAP measure (net income), please refer to our 2015 Annual Report on Form 10-K, Item 6. Selected Financial Data.

The Company did not achieve these goals during fiscal 2015; and, therefore, based on our financial performance, the named executive officers did not earn any bonus compensation under the Company’s STIP in connection with fiscal 2015. However, Mr. Reddy received a sign-on bonus in fiscal 2015 in the amount of $40,000, and will receive a guaranteed bonus in the amount of $100,000 in fiscal 2016, as required by his offer letter.
For fiscal 2016, the Committee established the STIP financial performance objectives for Mr. Lewis and Ms. O’Farrell based on corporate Adjusted EBITDA and Adjusted EBITDA as a percentage of average working capital, with the two criteria weighted at 25% Adjusted EBITDA and 75% Adjusted EBITDA as a percentage of average working capital.
Long-Term Equity Incentive Plans
The purpose of our Long-Term Equity Incentive Plans, or LTIPs, is to provide an incentive to our employees to work towards the achievement of our long term performance goals. A further purpose of the LTIPs is to provide a means through which we may better attract able individuals to become employees of the Company by providing these individuals with stock ownership. We also consider the program a key retention tool. For all of these reasons, we believe this component of compensation further advances and aligns the interests of the Company and its stockholders. LTIP grants are made annually. The Committee retains the discretion to set the date on which LTIP awards will be made to executives and management. The Committee has the discretion to make additional LTIP grants at any time during the year. Such grants generally would be in connection with new hires or promotions within the Company.
In making decisions regarding long-term equity incentive awards for named executive officers, the Committee reviews the comparable equity award data for similar positions in our industry, market data and data from our compensation consultant, and also considers other relevant factors.
Mr. Lewis received a grant of 500,000 shares of restricted stock on January 13, 2015, which restricted stock vests, subject to continued employment on each vesting date, in three equal tranches on the anniversary of the grant date.

Ms. O’Farrell received a grant of 175,000 performance shares on July 20, 2015, which performance shares vest, subject to continued employment on each vesting date, in three equal tranches on the anniversary of each respective grant date, if the Company exceeds certain financial metrics established by the Committee. Ms. O’Farrell also received a grant of 175,000 restricted stock units on July 20, 2015, which restricted stock units will cliff vest on the third anniversary of the grant date, conditioned on continued employment through the vesting date. Ms. O’Farrell received a grant of an additional 30,000 performance shares on September 30, 2015, which performance shares vest, subject to continued employment on each vesting date, in September 2018, if the Company meets certain financial metrics established by the Committee. Performance shares may be forfeited if financial metrics are not met.
Mr. Reddy received a grant of 150,000 restricted stock units on June 1, 2015, which vest, subject to continued employment on each vesting date, in three equal tranches on the anniversary of the grant date. Each restricted stock unit represents a contingent right to receive one share of Company common stock on the applicable vesting date.
The value of each of these awards was based on the market price of our common stock at the date of each respective grant. The Committee considered the total dollar value of each named executive officer’s award when approving each grant. Further information on equity ownership can be found below in “Compensation of Executive Officers.”
Defined Contribution Plan
The Company historically provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan, including matching contributions for all salaried employees with the exception of the Chief Executive Officer. The named executive officers participate in the plan on the same terms as our other participating salaried employees, and we believe that these benefits are analogous to those provided by comparable companies. The Company does not maintain any defined benefit or supplemental retirement plans for its executive officers.
Perquisites and Other Personal Benefits
The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable, competitive in the market and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The named executive officers may be provided a car allowance, payment of certain club dues, life insurance, an executive physical exam, and reimbursement for relocation expenses, if applicable. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
Costs of the perquisites and personal benefits described above for the named executive officers for 2015 that meet the threshold established by SEC regulations are included in the Summary Compensation Table in the “All Other Compensation” column. See “Compensation of Executive Officers.”
Employment Agreements
We currently use employment agreements to attract and/or retain named executive officers to BlueLinx. We primarily serve the housing and remodeling industries which are historically cyclical industries. Employment agreements have assisted us in attracting and retaining top executive talent by providing some degree of certainty in light of these major cycles. The Committee, with assistance from our human resources department and legal counsel both inside and outside of the Company, establish and negotiate the terms of the employment agreements. The Committee believes these employment agreements have been useful in securing executive talent for the long-term benefit of the Company and our stockholders. Our employment agreements also include confidentiality, non-competition, and non-solicitation provisions, all for the benefit of the Company. Consistent with our compensation philosophy, the employment agreements provide for a significant component of each executive’s annual compensation to be variable, as cash bonuses under our STIP are awarded based on Company performance against pre-established financial or operational goals. Additionally, the value of annual equity compensation is determined by our common stock price so our executives’ interests are aligned with those of our stockholders in this regard. No cash bonuses were paid to our named executive officers based on our 2014 or 2015 financial performance, except for bonuses to Mr. Lewis, Ms. O’Farrell, and Mr. Reddy that were guaranteed by their respective employment agreements.
Employment Agreement with Chief Executive Officer
On January 15, 2014, we entered into an Employment Agreement with Mr. Mitchell B. Lewis, our President and Chief Executive Officer. The agreement expires on January 15, 2016, except that the agreement will be renewed automatically for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date of any such term. The Employment Agreement provides that Mr. Lewis will receive a base salary of $650,000 per year, subject to increase at the discretion of the Company. Mr. Lewis shall also be eligible to receive an annual bonus pursuant to the terms of BlueLinx’s STIP, with the annual bonus potential to be a target of 100% of his base salary based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. In respect to 2014 only, Mr. Lewis received a guaranteed bonus in an amount equal to $500,000. Upon commencing employment with

BlueLinx, Mr. Lewis received 600,000 shares of restricted stock, which shares vest in three equal installments on the first, second, and third anniversary of the grant date. The Employment Agreement provides that Mr. Lewis’ annual restricted stock grant under the Company’s long-term incentive plans in fiscal 2015 will not be less than 500,000 restricted shares, which shares will vest in three equal installments on the first, second, and third anniversary of the grant date. In addition, Mr. Lewis received a sign-on bonus of $100,000, less applicable taxes, on or about April 2, 2014. The Employment Agreement provides that Mr. Lewis is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans.
If Mr. Lewis’ employment is terminated without “cause” or he resigns for “good reason,” each as described in the Employment Agreement, Mr. Lewis will be entitled to receive, among other things, a payment equal to two times his annual base salary in effect immediately prior to the date of termination. In addition, Mr. Lewis’ time-vested equity awards would vest in full and his performance-vested equity awards would remain outstanding and vest in accordance with their terms.
Under the Employment Agreement, in the event Mr. Lewis’ employment is terminated in connection with a change in control of the Company, Mr. Lewis will be entitled to receive, among other things, a payment equal to three times his annual base salary in effect immediately prior to the date of termination.
Employment Agreement with Chief Financial Officer
On May 5, 2014, we entered into an employment agreement with Ms. Susan C. O’Farrell, our Senior Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer. The agreement expires on May 19, 2016, except that the agreement will be renewed automatically for successive one-year terms unless 90 days’ prior written notice is given by the Company in advance of the expiration date of any such term. The Employment Agreement provides that Ms. O’Farrell will receive a base salary of $400,000 per year, subject to increase at the discretion of the Committee. Ms. O’Farrell also shall be eligible to receive an annual bonus pursuant to the terms of the Company’s STIP, with the annual bonus potential to be a target of 65% of her base salary, based upon satisfaction of performance goals and bonus criteria to be defined and approved by the Committee in advance for each fiscal year. In respect to 2014 only, Ms. O’Farrell received a guaranteed bonus in an amount equal to $260,000. Upon commencing employment, Ms. O’Farrell received 400,000 shares of restricted stock, which shares vest in three equal installments on the first, second, and third anniversary of the grant date. In addition, Ms. O’Farrell received a sign-on bonus of $75,000 on or about June 9, 2014. The Employment Agreement provides that Ms. O’Farrell is eligible to participate in all benefit programs for which senior executives generally are eligible, including the Company’s long-term incentive plans.
If Ms. O’Farrell’s employment is terminated without “cause” or she resigns for “good reason,” each as described in the Employment Agreement, Ms. O’Farrell will be entitled to, among other things, a payment equal to one time her annual base salary in effect immediately prior to the date of termination plus the pro-rata portion of her annual target bonus for the performance year in which the termination occurs. In addition, Ms. O’Farrell’s time-vested equity awards will vest in full and her performance-vested equity awards will remain outstanding and vest in accordance with their terms.
Under the Employment Agreement, in the event Ms. O’Farrell’s employment is terminated in connection with a change in control of the Company, Ms. O’Farrell will be entitled to receive, among other things, a payment equal to two times her annual base salary in effect immediately prior to the date of termination.
Severance Plan
Mr. Reddy is eligible to receive termination benefits under the BlueLinx Holdings Inc. Executive Severance Plan (the “Severance Plan”). Any officer of the Company or BlueLinx Corporation with the title of chief financial officer, senior vice president or chief human resources officer (or any other employee designated by the Compensation Committee of the Board) who is not otherwise party to an employment agreement that provides for any severance payments or benefits in connection with a termination without cause or a resignation for good reason are eligible to participate in the Severance Plan. For employees covered under the Severance Plan, upon termination of employment without “cause” or resignation for “good reason,” each as described in the Severance Plan, subject to the execution of a release, the covered employee would be eligible for, among other things (i) payment equal to one year of the employee’s annual base salary in effect immediately prior to the date of termination, and (ii) payment of a pro-rata portion of the employee’s annual target bonus for the performance year in which the termination occurs. In addition, in such circumstances any unvested equity awards will vest or be forfeited as set forth in the applicable award agreement or pursuant to action by the Committee.
The termination payments and benefits and conditions of receipt of such payments and benefits for the named executive officers are described below in the section titled “Payments upon Certain Events of Termination or Change-in-Control.”

Clawback Provisions
We maintain clawback provisions relating to bonus or incentive-based or equity-based compensation in our employment agreements with our executive officers. Under these clawback provisions, in the event of an accounting restatement as a result of misconduct, the executive must reimburse the company for certain compensation and profits previously received in the year following the original filing of the restated financial statements.
Risk Analysis of Compensation Program
The Committee has reviewed our compensation program to determine if the elements encourage excessive or unnecessary risk taking that reasonably could have a material adverse effect on the Company. There is no objective way to measure risk resulting from a company’s compensation program; therefore, such analysis is subjective in nature. After reviewing our compensation program, the Committee believes that the only elements that could incentivize risk taking are the annual cash incentives under the STIP and awards made under the 2006 Long-Term Equity Incentive Plan (“2006 LTIP”) with payouts dependent on the achievement of certain performance levels by the Company. Since base salaries are fixed, they do not encourage risk taking. The same is true of awards under the 2006 LTIP that include only time-based vesting. Based upon the value of each of these elements to the overall compensation mix and the relative value each has to the other, the Committee believes that the Company’s compensation program is appropriately balanced. The Committee believes that the mix of short- and long-term awards minimizes risks that may be taken, as any risks taken for short-term gains ultimately could jeopardize not only the Company’s ability to meet the long-term performance objectives, but also appreciation in the Company’s stock price. In addition, the Committee believes that the establishment of reasonable performance goals, the capping of payouts, and the avoidance of any steep payout changes at the various payout levels of the performance-based STIP and LTIP compensation components further reduce any risk-taking incentive that may be associated with these compensation elements. As a result, the Committee does not believe that our compensation program incentivizes unreasonable risk taking.
Internal Revenue Code Section 162(m)
In making compensation decisions, the Committee also considers the potential impact of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended from time to time (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the Company and meets other technical requirements. However, the Committee reserves the right to provide for compensation to executive officers that may not be deductible if it believes such compensation is in the best interests of the Company and its stockholders.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Company’s Annual Report on Form 10-K.
M. Richard Warner, Chairman
Richard S. Grant
Gregory S. Nixon
Alan H. Schumacher

COMPENSATION OF EXECUTIVE OFFICERS
2015 SUMMARY COMPENSATION TABLE
The following table sets forth the cash and non-cash compensation for 2015 and 2014, awarded to our Chief Executive Officer; our Chief Financial Officer; and our Senior Vice President, General Counsel and Corporate Secretary. The year 2013 is not presented, as these individuals were not employed in 2013. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Comp. ($)(2)	Total ($)
Mitchell B. Lewis, President and Chief Executive Officer (3)	2015	650,000	—	495,000	15,408	1,160,408
	2014	600,000	600,000	1,044,000	13,053	2,257,053
Susan C. O’Farrell, SVP, CFO, Treasurer, and Principal Accounting Officer (4)	2015	400,000	—	361,000	6,153	767,153
	2014	238,462	335,000	512,000	—	1,085,462
Shyam K. Reddy, SVP, General Counsel, and Corporate Secretary (5)	2015	204,167	140,000	163,500	4,038	511,705

(1)
The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. Stock awards generally vest in various increments over multi-year periods. As a result, this grant date fair value may not be indicative of the ultimate value the executive may receive under these grants.

(2)
In accordance with the rules of the SEC, other compensation received in the form of perquisites and other personal benefits have been omitted where the aggregate amount of such perquisites and other personal benefits for any named executive officer was less than $10,000 in the fiscal year.

(3)
The amount set forth under “All Other Compensation” for 2015 includes an auto allowance of $5,192, a club dues allowance of $5,192, life insurance premiums paid by the Company on behalf of Mr. Lewis of $2,370, and an executive physical exam of $2,654.

The amount set forth under “All Other Compensation” for 2014 includes an auto allowance of $4,615, a club dues allowance of $4,615, life insurance premiums paid by the Company on behalf of Mr. Lewis of $2,123, and an executive physical exam of $1,700.
Mr. Lewis’ 2014 “Base Salary” represents the pro-rata share of his $650,000 annual salary between the commencement date of his employment with the Company and January 3, 2015.

(4)	The amount set forth under “All Other Compensation” for 2015 pertains to the Company’s contribution to the named executive officer’s 401(k) plan under the plan’s matching program of $6,153.
Ms. O’Farrell’s 2014 “Base Salary” represented the pro-rata share of her $400,000 annual salary between the commencement date of her employment with the Company and the 2014 fiscal year-end. Ms. O’Farrell received a sign-on bonus of $75,000 during fiscal 2014 and a guaranteed bonus of $260,000 during fiscal 2015, as required under her employment agreement.

(5)
Mr. Reddy’s “Base Salary” represents the pro-rata share of his $350,000 annual salary between the commencement date of his employment with the Company and January 2, 2016. Mr. Reddy received a sign-on bonus of $40,000 during fiscal 2015 and will receive a guaranteed 2015 annual bonus of $100,000 during fiscal 2016, as required by his offer letter. The amount set forth under “All Other Compensation” for 2015 pertains to the Company’s contribution to the named executive officer’s 401(k) plan under the plan’s matching program of $4,038. We have only presented one year of compensation for Mr. Reddy as his employment with the Company did not begin until June 2015.

GRANTS OF PLAN-BASED AWARDS FOR 2015
The table below sets forth information regarding all grants of awards made to the named executive officers during 2015. For further information regarding the terms of certain of these grants, see “Compensation Discussion and Analysis” above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards # of Shares (2)	All Other Option Awards # of Shares Underlying Option	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Mitchell B. Lewis (3)	1/13/15	—	—	—	—	—	—	500,000	—	—	495,000
Susan C. O’Farrell (4)	9/30/15	—	—	—	—	18,000	—	—	—	—	—
	7/20/15	—	—	—	—	171,500	—	175,000	—	—	171,500
Shyam K. Reddy (5)	7/15/15	—	—	—	—	—	—	150,000	—	—	163,500

(1)	The Company did not achieve its STIP goals in 2015. Therefore, no future non-equity incentive plan compensation is estimated.

(2)	The equity award grants disclosed in the table were all issued pursuant to the Company’s 2006 LTIP.

(3)	The restricted stock award granted to Mr. Lewis vests in three equal tranches on the anniversary of its grant date.

(4)
Ms. O’Farrell’s equity incentive awards include 30,000 performance shares granted on September 30, 2015, which vest in three equal tranches on the anniversary of its grant date, and 175,000 performance shares granted on July 20, 2015, which vest in three equal tranches on the anniversary of its grant date, if the performance criteria are met or waived. Notwithstanding the foregoing, in the event the Company’s Adjusted EBITDA for fiscal year 2017 is equal to or greater than the Year 3 performance criteria described in the agreement, 100% of the Performance Shares shall vest, contingent upon and subject to the continued full-time employment of the applicable grantee by the Company and/or its Subsidiaries through the vesting date. The estimated future payout is the grant date fair value of the performance shares.

On July 20, 2015, Ms. O’Farrell was also granted 175,000 restricted stock units, which cliff vest three years from the anniversary of the grant date.

(5)	The restricted stock units granted to Mr. Reddy vest in three equal tranches on the anniversary of its grant date.
2015 OUTSTANDING EQUITY AWARDS AT YEAR END
The following table sets forth certain information with respect to unexercised stock options, unvested shares of restricted stock, and unvested performance shares held on January 2, 2016, by each of our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Un-exercised Options Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mitchell B. Lewis	—	—	—	—	900,000	477,000	—	—
Susan C. O’Farrell (3)	—	—	—	—	441,667	234,084	205,000	108,650
Shyam K. Reddy (4)	—	—	—	—	150,000	79,500	—	—

(1)	As of January 2, 2016, the fair value of these awards was computed based on the closing price of our common stock on January 2, 2016, of $0.53.

(2)
The number of shares reported is the target number of performance shares granted in July 2015 and September 2015 that have not yet vested. Each of the performance share grants contain three tranches, with a tranche vesting on each anniversary of the date of grant, if the Company meets certain financial metrics. Otherwise, the performance shares may be forfeited. Notwithstanding the foregoing, in the event the Company’s Adjusted EBITDA for fiscal year 2017 is equal to or greater than the Year 3 performance criteria described in the agreement, 100% of the Performance Shares shall vest, contingent upon and subject to the continued full-time employment of Ms. O’Farrell by the Company and/or its Subsidiaries through the vesting date.

(3)	Ms. O’Farrell’s stock awards include 175,000 restricted stock units, which cliff vest in three years.

(4)	Mr. Reddy’s outstanding equity award consists of 150,000 restricted stock units, which cliff vest in equal tranches annually over a three-year period.
OPTION EXERCISES AND STOCK VESTED
The following table sets forth information with respect to shares of restricted stock awards that vested in 2015. No restricted stock units or performance shares vested in 2015. No stock options were held or exercised by executive officers in 2015.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Mitchell B. Lewis	200,000	202,000
Susan C. O’Farrell	133,334	148,001
Shyam K. Reddy	—	—

(1)	The value realized on vesting for stock awards represents the number of shares acquired on vesting multiplied by the closing price of our common stock on the applicable vesting date.
Payments upon Certain Events of Termination or Change-in-Control
As described above under “Compensation Discussion and Analysis — Employment Agreements,” and “Severance Plan,” certain of our named executive officers are entitled to receive payments in connection with the termination of their employment by the Company in certain circumstances, or certain equity awards may be subject to accelerated vesting in the event of a change in control. Additionally, our named executive officers hold equity awards issued pursuant to our 2006 LTIP.
Death or Disability
The following table describes the estimated present value of unvested restricted stock, performance share awards, and restricted stock units that would have immediately vested in the event that the named executive officer’s employment was terminated by reason of death or disability on January 2, 2016.

Name	Value of Restricted Stock awards ($)(1)	Value of Restricted Stock Units ($)(1)	Value of Performance Shares ($)	Total ($)(1)
Mitchell B. Lewis	477,000	—	—	477,000
Susan C. O’Farrell (2)	141,334	92,750	—	234,084
Shyam K. Reddy	—	79,500	—	79,500

(1)	As of January 2, 2016, the fair value of these awards was computed based on the closing price of our common stock on January 2, 2016, of $0.53.

(2)
In the event of Ms. O’Farrell’s termination from employment with the Company for death or disability, her beneficiary or estate would have been entitled to vest in the 175,000 performance shares granted on July 20, 2015 and the 30,000 performance shares granted on September 30, 2015 under the same performance criteria, but without the requirement of continued full-time employment through the vesting date. Since the performance criteria had not been met as of January 2, 2016, such performance shares were not included in the above table.

Change in Control
The following table describes the estimated present value of accelerated vesting of unvested restricted stock, performance share awards, and restricted stock units that would have immediately vested in the event that a change in control of the Company occurred on January 2, 2016.

Name	Value of Restricted Stock Awards ($)(1)	Value of Restricted Stock Units ($)(1)	Value of Performance Shares ($)	Total ($)(1)
Mitchell B. Lewis	477,000	—	—	477,000
Susan C. O’Farrell (2)	141,334	—	108,650	249,984
Shyam K. Reddy (3)	—	—	—	—

(1)	As of January 2, 2016, the fair value of these awards was computed based on the closing price of our common stock on January 2, 2016, of $0.53.

(2)
Performance shares only vest immediately upon change in control provided continued full-time employment through the change in control event. Should a termination in connection with a change in control occur, performance shares that do not otherwise vest would be forfeited. Ms. O’Farrell’s unvested time-vesting restricted stock awards would vest immediately upon a change in control; however, vesting of the restricted stock units is not accelerated.

(3)	Mr. Reddy’s restricted stock units are subject to accelerated vesting only in the event of a “Qualifying Termination” under the Severance Plan, and not in the event of a change in control.
Termination in connection with a Change in Control
Additionally, if a termination in connection with a change in control occurred on January 2, 2016, certain payments for salary, continuing medical coverage, and, when applicable, bonus, would occur. Such amounts would be payable pursuant to the terms of each executive’s agreements with the Company as described in the footnotes to the table as well as above under “Employment Agreements,” or pursuant to the terms of the Severance Plan.

Name	Salary and Bonus ($)	Continuing Medical Coverage ($)	Value of Restricted Stock Awards ($)(1)	Value of Restricted Stock Units ($)(1)	Value of Performance Shares ($)(1)	Total ($)
Mitchell B. Lewis	1,950,000	16,243	477,000	—	—	2,443,243
Susan C. O’Farrell (2)	800,000	16,243	141,334	—	—	957,577
Shyam K. Reddy (3)	450,000	—	—	79,500	—	529,500

(1)	As of January 2, 2016, the fair value of these awards was computed based on the closing price of our common stock on January 2, 2016, of $0.53.

(2)
Performance shares only vest immediately upon change in control provided continued full-time employment through the change in control event. Should a termination in connection with a change in control occur, performance shares that do not otherwise vest would be forfeited. Ms. O’Farrell’s unvested time-vesting restricted stock awards would vest immediately upon a change in control; however, vesting of the restricted stock units is not accelerated, and in case of a termination, are forfeited.

(3)
The Severance Plan does not refer to termination specifically in connection with a change in control event; however, termination of the executive’s employment without cause is as a “Qualifying Termination” event under the Severance Plan.

In the case of Mr. Lewis and Ms. O’Farrell, any of the Company’s obligations to make cash payments following the termination of their respective employment is contingent upon the executive complying with certain restrictive covenants contained in their respective employment agreements. The restrictive covenants for Mr. Lewis and Ms. O’Farrell prohibit, during periods defined in the agreements and subject to certain limited exceptions, (i) competing with the Company, (ii) employing or soliciting Company employees, (iii) interfering with Company relationships with its customers or vendors and (iv) disclosing or using in an unauthorized manner any of the Company’s confidential or proprietary information. These restrictive covenants generally limit the employee’s competitive activities for a period of one year following the later of the expiration or termination of employment under the employment agreement.

Mr. Reddy is eligible to receive termination benefits as a participant under the Severance Plan. Under the terms of the Severance Plan applicable to Mr. Reddy as in effect as of December 31, 2015, upon a termination of his employment by the Company without cause or a resignation of employment by him for good reason, Mr. Reddy will be entitled to receive: (i) a severance payment equal to one year of his annual base salary in effect immediately prior to the date of termination, payable as salary continuation in accordance with the Company’s normal payroll procedures, and (ii) payment of a pro-rata portion of his annual target bonus for the performance year in which the termination occurs based on the actual performance attained, which pro-rata bonus shall be payable at the time that annual bonuses are paid to other senior executives generally. Receipt of severance under the Severance Plan is subject to execution of an agreement that contains a general release of any and all claims arising out of or related to the employee’s employment with the Company and the termination of employment.
Termination by the Company “without cause” or by the executive for “good reason”
The following table describes the estimated present value of payments and unvested restricted stock and performance share awards that would have been due to the named executive officers in the event that their employment was terminated by the Company due to a “termination without cause” (as defined in the employment agreement or Severance Plan, as the case may be) or by the executive for “good reason” (as defined in the employment agreement or Severance Plan, as the case may be) on January 2, 2016. Such amounts would be payable pursuant to the terms of their agreements with the Company as described in the footnotes to the table as well as above under “Employment Agreements.” or pursuant to the terms of the Severance Plan as described above under “Severance Plan.”

Name	Salary and Bonus ($)	Continuing Medical Coverage ($)	Outplacement Services Allowance ($)	Value of Restricted Stock Awards ($)(1)	Value of Restricted Stock Units ($)(1)	Value of Performance Shares ($)	Total ($)
Mitchell B. Lewis	1,300,000	10,828	—	477,000	—	—	1,787,828
Susan C. O’Farrell (2)	400,000	10,828	—	141,334	—	—	552,162
Shyam K. Reddy (3)	450,000	—	10,000	—	79,500	—	539,500

(1)	As of January 2, 2016, the fair value of these awards was computed based on the closing price of our common stock on January 2, 2016, of $0.53.

(2)
Ms. O’Farrell’s performance shares are forfeited for all termination reasons other than death or disability, and, in certain circumstances as described above, upon a change in control. Additionally, Ms. O’Farrell’s restricted stock units are forfeited in case of termination. Only Ms. O’Farrell’s unvested time-vesting restricted stock awards would vest immediately on termination.

(3)
Includes one year base salary severance payment as per the terms of the Severance Plan, above, plus the $100,000 guaranteed bonus for 2015. Mr. Reddy’s restricted stock units are subject to accelerated vesting in the event of a “Qualifying Termination” under the Severance Plan. Additionally, the Severance Plan includes up to $10,000 in outplacement assistance services.

Other events of termination
In the event that any of the named executive officers’ employment is terminated by the executive voluntarily or by the Company “for cause,” we are only obligated to pay the executive his or her salary and provide fringe benefits through the date of termination.

DIRECTOR COMPENSATION FOR 2015
Shown below is information concerning the compensation for each member of the Board for fiscal 2015, other than Mr. Lewis, whose compensation is reported above in the 2015 Summary Compensation Table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)($)	All Other Compensation ($)	Total ($)
Kim S. Fennebresque	92,500	90,000	—	182,500
Richard S. Grant	76,250	90,000	—	166,250
Roy W. Haley	100,000	160,000	—	260,000
Ronald E. Kolka (3)	57,500	—	—	57,500
Steven F. Mayer	—	—	—	—
Gregory S. Nixon	—	—	—	—
Alan H. Schumacher	91,250	90,000	—	181,250
M. Richard Warner	91,250	90,000	—	181,250

(1)
Our directors who are not current employees of the Company, current employees or members of Cerberus’ operations team, or the Chairman of our Board, referred to as our outside directors, receive an annual director’s retainer fee, which was awarded partially with cash, and partially with restricted stock units, as further described below. Directors who currently are employed by the Company or Cerberus, or who are members of Cerberus’ operations team, do not receive consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at board and committee meetings.

Each outside director received a cash retainer of $70,000. Outside directors also received a fee of $15,000 in cash for serving as chairperson of a committee. The chairman of the board of directors received a cash retainer of $100,000. In 2015, directors were paid for meeting attendance from the fourth quarter of 2014, which was $7,000 for Mr. Fennebresque; $6,250 for Messrs. Grant, Schumacher, and Warner; and $5,000 for Mr. Kolka.
Historically, we have presented only fees paid in the applicable year, not fees earned and unpaid. Therefore, this table does not include the director fees earned for the fourth quarter 2015, which were paid in 2016.

(2)
A portion of the annual director’s retainer fee was awarded in restricted stock units. The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. These awards consisted of restricted stock units, granted on January 13, 2015, with a one-year vesting term, and settling at the earlier of retirement from the board of directors or ten years. The grant date fair value may not be indicative of the ultimate value the executive may receive under these grants.

(3)	Mr. Kolka resigned from the Board of Directors on August 11, 2015. All stock awards not vested were forfeited at that time.
Compensation Committee Interlocks and Insider Participation
Messrs. Warner, Grant, Nixon, and Schumacher are the current members of the Compensation Committee. None of the members of the Compensation Committee had any “interlocks” within the meaning of Item 407(e)(4) of the SEC Regulation S-K during fiscal year 2015.

AUDIT COMMITTEE REPORT
The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the NYSE. The Audit Committee operates under a written charter which is posted on the Company’s website at www.BlueLinxCo.com. The role of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; and establishing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting, and expressing an opinion on the conformity of those financial statements and internal control over financial reporting with United States generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board.
The Audit Committee held eight meetings during the year. The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with the appropriate financial personnel. The Audit Committee also met privately with the independent registered public accounting firm, which has unrestricted access to the Audit Committee. The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended January 2, 2016, with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Auditing Standard No. 16, as amended (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has also discussed with the independent registered public accounting firm its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.
Based on the reports and discussions described above, the Audit Committee has recommended to the Board that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended January 2, 2016, for filing with the SEC.
Respectfully Submitted by:

The Audit Committee of the
Board of Directors:

Alan H. Schumacher, Chairman
Kim S. Fennebresque
Richard S. Grant

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval or Ratification of Related Person Transactions
Our legal department, Corporate Secretary, and Nominating and Governance Committee are primarily responsible for identifying and reviewing relationships and transactions in which the Company and our directors, executive officers, certain of our stockholders, or their immediate family members are participants to determine whether any of these “related persons” had or will have a direct or indirect material interest. In order to identify potential related person transactions, our legal department annually prepares and distributes to all directors and executive officers a written questionnaire which includes questions intended to elicit information about any related person transactions. Information regarding transactions with related persons or any violation of policy, including transactions involving a potential conflict of interest in violation of our Code of Ethical Conduct, may be anonymously reported by employees through our Business Conduct and Ethics Hotline.
If a related person transaction is identified by the legal department as one which must be reported in our Annual Report on Form 10-K or our Proxy Statement, as applicable, pursuant to applicable SEC regulations, we present the transaction to the Nominating and Governance Committee for its review and approval or ratification. In evaluating related person transactions, our Nominating and Governance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Nominating and Governance Committee may approve a related person transaction when, in its good faith judgment, the transaction is in the best interests of the Company.
Cerberus, our majority stockholder, retains consultants who specialize in operations management and support and who provide Cerberus with consulting advice concerning portfolio companies in which funds and accounts managed by Cerberus or its affiliates have invested. From time to time, Cerberus makes the services of these consultants available to Cerberus portfolio companies. We have normal service, purchase, and sales arrangements with other entities that are owned or controlled by Cerberus. We believe that these transactions are not material to our results of operations or financial position.
For fiscal 2015 there were no material fees incurred for services provided by Cerberus.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICAL CONDUCT
Our corporate governance guidelines, as in effect from time to time, may be found on our website, www.BlueLinxCo.com. Our Board intends to review its corporate governance principles, Board committee charters and other aspects of governance as often as necessary to remain current in all aspects of corporate governance for similarly situated companies.
Our Board has adopted a policy to self-evaluate its performance on an annual basis.
Our Code of Ethical Conduct, applicable to all employees and officers as well as members of our Board, as in effect from time to time, may be found on our website, www.BlueLinxCo.com. Any amendment to or waiver of our Code of Ethical Conduct for any Board member, our Chief Executive Officer, our Chief Financial Officer as well as any other executive officer will be disclosed on our website, www.BlueLinxCo.com. Additionally, our corporate governance guidelines and Code of Ethical Conduct are available in print to any stockholder who requests them by writing to BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339.
Our Code of Ethical Conduct provides a procedure by which employees and others may directly or anonymously, through a secure toll-free phone number, inform our management and/or the Audit Committee of any alleged violation of our Code of Ethical Conduct, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action.

SUBMISSION OF STOCKHOLDER PROPOSALS
We currently expect to hold our 2017 annual meeting of stockholders in May 2017. There are two different deadlines for submitting stockholder proposals for the 2017 meeting. First, if you wish to have a proposal considered for inclusion in next year’s proxy statement, you must submit the proposal in writing so that we receive it by December    19, 2016. Proposals should be addressed to our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8 of the Exchange Act.
In addition, our bylaws provide that any stockholder wishing to nominate a candidate for director or to propose any other business at the 2017 annual meeting must give us timely written notice. This notice must comply with applicable laws and our bylaws. Copies of our bylaws are available to stockholders free of charge on request to our principal executive offices, BlueLinx Holdings Inc., attn: Corporate Secretary, 4300 Wildwood Parkway, Atlanta, Georgia 30339. To be timely, notice shall be delivered to our secretary before February 18, 2017, but no earlier than January 18, 2017; provided, that, in the event the date of the 2017 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the 2016 Annual Meeting, notice by the stockholder must be delivered no earlier than 120 days before the 2017 annual meeting and no later than the later of 90 days before the 2017 annual meeting or 10 days following the day on which we make public announcement of the date of such meeting. The public announcement of an adjournment or postponement of an annual meeting of stockholders shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
DELIVERY OF PROXY MATERIALS
To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one proxy statement and annual report to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will continue to receive separate proxy cards based on their registered ownership of our common stock. Any stockholder sharing such an address who does not receive an individual proxy statement and annual report may write or call us as specified below, and we will promptly send the materials to the stockholder at no cost. For future meetings, a stockholder may request separate copies of our proxy statement and annual report, or request that we only send one set of these materials if the stockholder is receiving multiple copies, by writing to the Board of Directors, in care of our Corporate Secretary, BlueLinx Holdings Inc., 4300 Wildwood Parkway, Atlanta, Georgia 30339, or by telephoning the Company at 770-953-7000.

Appendix A

CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BLUELINX HOLDINGS INC.
____________________

Pursuant to Section 242 of
the General Corporation Law of the
State of Delaware
____________________

BLUELINX HOLDINGS INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, each ten (10) shares of the Corporation’s Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests, upon receipt by the Corporation’s transfer agent of the stockholder’s properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the fair market value of such fractional share interests based on the closing price per share of Common Stock on the principal market on which the Common Stock trades on the trading day immediately preceding the date on which the Effective Time occurs. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: Upon the Effective Time, paragraph (A) of Article FOURTH of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended, is hereby amended to read in its entirety as set forth below:

“A. Authorized Capital Stock: The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, consisting of: (i) twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”), and (ii) thirty million (30,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”).”

THIRD: This Certificate of Amendment shall become effective as of [ ], 2016 at [ ] [a.m./p.m.].

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. A meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on May 19, 2016, at which meeting the necessary number of shares were voted in favor of the proposed amendment. The stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [ ] day of [ ], 2016.

BLUELINX HOLDINGS INC.

By:

Name:
Title:

A-1

Appendix B

2016 BLUELINX HOLDINGS INC.
LONG-TERM INCENTIVE PLAN

ARTICLE 1
ESTABLISHMENT, PURPOSE, AND DURATION
1.1 Establishment. BlueLinx Holdings Inc., a Delaware corporation and its successors (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the BlueLinx Holdings Inc. 2016 Long-Term Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.
This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.
This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees, Directors and other service providers of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.
1.3 Duration of this Plan. Unless sooner terminated as provided herein, no Awards shall be granted under this Plan after the 10th anniversary of the Effective Date. Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.
ARTICLE 2
DEFINITIONS
Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.
2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.
2.4 “Award Agreement” or “Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other nonpaper Award Agreements, and the use of electronic, Internet, or other nonpaper means for the acceptance thereof and actions thereunder by a Participant.
2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.
2.8 “Cerberus” means Cerberus Capital Management, L.P., or any of its Affiliates.
2.9 “Change in Control” means any of the following events:
(a) The acquisition by any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of twenty percent (20%) or more of either: (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion, or exchange privilege unless the security being so exercised, converted, or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.9; provided, however, that no Change in Control shall be deemed to occur if Cerberus continues to own a larger voting interest than any such Person.
(b) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
(c) Consummation of a reorganization, merger, or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
(d) Approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.
2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.11 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.12 “Company” means BlueLinx Holdings Inc., a Delaware corporation, and any successor thereto as provided in Article 20 herein.
2.13 “Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated by the Committee as a “Covered Employee” under this Plan for such applicable Performance Period.
2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Effective Date” means May __, 2016, the date the Plan is approved by the Company’s stockholders.
2.16 “Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof.
2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.18 “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise as provided in the Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate, provided that in the case of stock options and stock appreciation rights, such determination shall be made in compliance with Code Section 409A. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.
2.19 “Full-Value Award” means an Award other than an Award in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.
2.20 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.
2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.
2.22 “Insider” shall mean an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.
2.23 “Key Employee” means an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company, determined at the time an Option is proposed to be granted.
2.24 “Nonemployee Director” means a Director who is not an Employee.
2.25 “Nonemployee Director Award” means any NQSO, SAR, or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.
2.26 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.
2.27 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.
2.29 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.
2.30 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.
2.32 “Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.
2.33 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.
2.34 “Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.35 “Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
2.36 “Period of Restriction” means the period during which Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.
2.37 “Plan” means this BlueLinx Holdings, Inc. 2016 Long-Term Incentive Plan, as amended from time to time.
2.38 “Plan Year” means the calendar year.
2.39 “Prior Plan” mean the BlueLinx Holdings, Inc. 2004 Long-Term Incentive Plan, as amended from time to time or the BlueLinx Holdings, Inc. 2006 Long-Term Equity Incentive Plan, as amended from time to time.
2.40 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8.
2.41 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 under which no Shares are actually issued to the Participant on the date of grant.
2.42 “Section 409A” means Section 409A of the Code.
2.43 “Section 409A Award” means an Award that is not exempt from Section 409A.
2.44 “Share” means a share of common stock of the Company, no par value per share.
2.45 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.
2.46 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

ARTICLE 3
ADMINISTRATION
3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.
3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.
3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees or other service providers to be recipients of Awards; or (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
ARTICLE 4
SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS
4.1 Number of Shares Available for Awards.
(a) Subject to adjustment as provided in Section 4.4, the maximum number of Shares available for grant to Participants under the Plan shall be two million six hundred thirty-five thousand (2,635,000) Shares (the “Share Authorization”), plus, as described in Section 4.2 below, any Shares that are subject to outstanding awards under the Prior Plans, which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares. No further grants shall be made under the Prior Plans after the record date for the Company’s 2016 annual stockholders meeting (the “Record Date”); provided, however, if the stockholders do not approve the Plan at the 2016 annual stockholders meeting, the Prior Plans shall continue in effect and grants may continue to be made under the Prior Plans.

(b) The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be one million (1,000,000) Shares.
4.2 Share Usage. Shares covered by an Award shall be counted as used and deducted from the Share Authorization as of the date of grant. Each Performance Share or Performance Unit that may be settled in Shares shall be counted as one Share subject to an Award, based on the number of Shares that would be paid under the Performance Share or Performance Unit for achievement of target performance, with such number deducted from the Share Authorization as of the date of grant. In the event that the Award of Performance Shares or Performance Units is later settled based on above-target performance, the additional number of Shares corresponding to the above-target performance, shall be deducted from the Share Authorization at the time of such settlement; in the event that the Award is later settled based on below-target performance, the difference between the number of Shares awarded based on the below-target performance and the number previously deducted from the Share Authorization based on the target performance, shall be added back to the Share Authorization. Performance Units or other Awards that may not be settled in Shares shall not result in a deduction from the Share Authorization.
Any Shares related to Awards under this Plan or Awards under a Prior Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be added to the Share Authorization and shall be available for grant under the Plan. If the tax withholding requirements with respect to any Award granted under this Plan or under a Prior Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or by withholding Shares otherwise payable under an Award, such tendered or withheld Shares shall be added to the Share Authorization and shall be available for grant under this Plan. If the exercise price with respect to any Option granted under this Plan or under a Prior Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation) or withholding Shares otherwise payable under an exercised Option, such tendered or withheld Shares shall be added to the Share Authorization and shall be available for grant under this Plan. Furthermore, if an SAR is exercised and settled in Shares, the difference between the total Shares exercised and the net Shares delivered shall be available for grant under this Plan, with the result being that only the number of Shares issued upon exercise of an SAR are counted against the Shares available. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:
(a) Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be one million (1,000,000).
(b) SARs: The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be one million five hundred thousand (1,500,000).
(c) Restricted Stock or Restricted Stock Units: The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units in any one Plan Year to any one Participant shall be one million (1,000,000) Shares.
(d) Performance Units or Performance Shares: The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be one million (1,000,000) Shares, or equal to the value of one million (1,000,000) Shares determined as of the date of vesting or payout, as applicable.
(e) Cash-Based Awards and Other Stock-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based or Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed the value of seven million five hundred thousand dollars ($7,500,000) or five hundred thousand (500,000) Shares determined as of the date of vesting or payout, as applicable.
4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. Notwithstanding anything herein to the contrary, following a Change in Control the Committee may not take any such action as described in this Section 4.4 if such action would result in a violation of the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 409A, 422, and 424, as and where applicable.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors as well as other consultants or independent contractors who provide services to the Company or a subsidiary of the Company.
5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.
ARTICLE 6
STOCK OPTIONS
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424). However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted Options to the extent the Affiliate and/or Subsidiary is part of: (i) the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c), and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, that the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant; provided, further, that the Option Price for any ISO granted to a Key Employee shall equal one hundred and ten percent (110%) of the FMV of the Shares determined on the date of grant.
6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of the date of grant; provided that no ISO granted to a Key Employee shall be exercisable later than the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, for Nonqualified Stock Options granted to Participants outside the United States, the Committee has the authority to grant Nonqualified Stock Options that have a term greater than ten (10) years.
6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which conditions and restrictions need not be the same for each grant or for each Participant.
6.6 Limitation on Amount of Incentive Stock Options Granted. Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by any option holder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less. To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options. Fair Market Value shall be determined as of the time the Option with respect to such stock is granted.
6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.
6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
6.10 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
6.11 No Other Feature of Deferral. No Option granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the later of the exercise or disposition of the Option, or the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested.
ARTICLE 7
STOCK APPRECIATION RIGHTS
7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. However, an Employee who is employed by an Affiliate and/or Subsidiary may only be granted SARs to the extent the Affiliate and/or Subsidiary is: (i) part of the Company’s controlled group of corporations, or (ii) a trade or business under common control, as of the date of grant as determined within the meaning of Code Section 414(b) or 414(c) and substituting for this purpose ownership of at least fifty percent (50%) of the Affiliate and/or Subsidiary to determine the members of the controlled group of corporations and the entities under common control.
Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, that the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the date of grant.
7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.
(a) Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.
(b) Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.
7.3 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
7.4 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

7.5 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.
7.6 No Other Feature of Deferral. No SAR granted pursuant to this Plan shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.
8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.
8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3 or Section 21.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the BlueLinx Holdings Inc. 2016 Long-Term Incentive Plan, and in the associated Award Agreement. A copy of this plan and such Award Agreement may be obtained from BlueLinx Holdings Inc.
8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

ARTICLE 9
PERFORMANCE UNITS/PERFORMANCE SHARES
9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.
9.2 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.
9.3 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
9.4 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
9.5 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
ARTICLE 10
CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.
10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.
10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.
10.5 Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in an agreement entered into with each Participant, need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
ARTICLE 11
TRANSFERABILITY OF AWARDS
11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.
11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Sections 11.1 and 11.3, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
11.3 Domestic Relations Orders. Without limiting the generality of Section 11.1, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.
ARTICLE 12
PERFORMANCE MEASURES
12.1 Performance Measures. In accordance with the Plan, the Committee may prescribe Awards that are based on objectively determinable performance conditions so that the Awards may qualify as Performance-Based Compensation. Objectively determinable performance conditions are Performance Measure (a) that are established in writing (i) at the time of grant or (ii) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (b) that are uncertain of achievement at the time they are established; and (c) the achievement of which is determinable by a third party with knowledge of the relevant facts. The Performance Measures upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures or any combination of the following Performance Measures:
(a) Net earnings or net income (before or after taxes, depreciation and amortization);
(b) Earnings per share;
(c) Net sales or revenues or growth in net sales or revenues;
(d) Net operating profit;
(e) Return measures (including, but not limited to, return on assets, capital, working capital, equity, sales, or revenue);
(f) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow returns on investment);
(g) Earnings before interest and taxes (EBIT), or earnings before taxes, interest, depreciation and/or amortization (EBITDA);
(h) Gross or operating margins;
(i) Productivity measures or ratios;
(j) Share price (including, but not limited to, growth measures and total shareholder return);
(k) Expense target;
(l) Margins;
(m) Operating efficiency;
(n) Market share;
(o) Customer satisfaction;
(p) Working capital targets;
(q) Debt, debt/capital ratio, debt to equity ratio, or debt reduction, and
(r) Economic value added or EVA® (net operating profits after tax minus the sum of capital multiplied by the cost of capital).
Performance Measures may be related to a specific customer or group of customers or geographic region. The form of the Performance Measures may be measured on a Company, Subsidiary, and/or Affiliate, division, business unit, service line, segment or geographic basis or any combination thereof. Performance Measures may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or published or special indexes or other external measures of the selected Performance Measures. The Committee may select Performance Measures under (k) above as compared to various stock market indices. Performance Measures may exclude any unusual or infrequently occurring items. Performance Measures may, but need not, be based upon an increase or positive result under the aforementioned criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific criteria). The Performance Measures may not include solely the mere continued employment of the Participant. However, the Award may become vested and/or payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes vested and/or payable, in addition to the Performance Measures described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing Performance Measures will be measured for the purpose of determining a Participant’s right to, and the vesting and/or payment of, an Award that will become vested and/or payable on Performance Measures. The Committee also has the authority to provide for accelerated vesting and/or payment of any Award based on the achievement of Performance Measures specified in this Section 12.1. The amount of the Award that will become vested and/or payable if the Performance Measures are achieved (or an objective formula for, or method of, computing such amount) must be established at the time set forth above.
12.2 Evaluation of Performance. If the Committee, on the date of grant, prescribes that an Award shall become vested and/or payable only upon the attainment of any of the above Performance Measures, the Award shall become vested and/or payable only to the extent that the Committee certifies in writing that such Performance Measures have been achieved. An Award will not satisfy the requirements for Performance-Based Compensation if the facts and circumstances indicate the Award will become vested and/or payable regardless of whether the Performance Measures are attained (including, but not limited to, upon the termination of the Participant’s employment or service other than on death or disability). However, an Award does not fail to meet the requirements of Performance-Based Compensation merely because the Award would become vested and/or payable upon the Participant’s death or disability or upon a Change in Control prior to attainment of the Performance Measures, although an Award that actually becomes vested and/or payable on account of those events prior to the attainment of the Performance Measures would not constitute Performance-Based Compensation.
The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) unusual or infrequently occurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.
12.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.
12.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.
ARTICLE 13
NONEMPLOYEE DIRECTOR AWARDS
The Board or Committee shall determine all Awards to Nonemployee Directors. The terms and conditions of any grant to any such Nonemployee Director shall be set forth in an Award Agreement. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted to any Nonemployee Director during any calendar year, including any Awards (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $700,000.

ARTICLE 14
DIVIDEND EQUIVALENTS
Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that no dividend equivalents may be granted on any Award of Options or SARs.

ARTICLE 15
BENEFICIARY DESIGNATION
Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, and, if no surviving spouse, by the Participant’s executor, administrator, or legal representative.
ARTICLE 16
RIGHTS OF PARTICIPANTS
16.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or service as a consultant or independent contractor for any specified period of time.
Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.
16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
ARTICLE 17
CHANGE IN CONTROL
Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 17 shall apply in the event of a Change in Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.
(a) All outstanding Options and Stock Appreciation Rights shall become immediately vested and exercisable;
(b) All Restricted Stock and Restricted Stock Units shall become immediately vested and payable; and
(c) The Performance Period applicable to Performance Shares, Performance Units and any other Award subject to one or more performance conditions shall lapse and the performance goals associated with such awards shall be deemed to have been met at their target level. Such awards shall vest on a pro rata basis based on the portion of the vesting period completed as of the Change in Control.
The Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards may be canceled and terminated without payment therefore.
ARTICLE 18
AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION
18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that without the prior approval of the Company’s stockholders and except as provided in Section 4.4, no Option or SAR may be (i) amended to reduce the Option Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Option Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Option Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share, and no amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule.
18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan without the written consent of the Participant holding such Award.
18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

ARTICLE 19
WITHHOLDING
19.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
19.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, unless not permitted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined that does not exceed the minimum statutory total tax that could be imposed on the transaction (or, in the discretion of the Committee, the Fair Market Value of Shares withheld may be up to but not in excess of the maximum statutory withholding rate, provided that withholding Shares with a Fair Market Value in excess of the minimum statutory withholding rate will not result in an Award otherwise classified as an equity award under ASC Topic 718 to be re-classified as a liability award under ASC Topic 718). All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 20
SUCCESSORS
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
ARTICLE 21
GENERAL PROVISIONS
21.1 Forfeiture Events/Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries. In addition, all Awards under the Plan (and payments and Shares in settlement of Awards) shall be subject to clawback by the Company to the extent provided in any policy adopted by the Board including any policy adopted to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
21.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
21.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
21.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
21.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:
(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
21.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
21.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
21.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:
(a) Determine which Affiliates and Subsidiaries shall be covered by this Plan.
(b) Determine which Employees and/or Directors outside the United States are eligible to participate in this Plan.
(c) Modify the terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws.

(d) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.9 by the Committee shall be attached to this Plan document as appendices.
(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

21.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
21.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
21.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
21.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.
21.14 Section 409A. At all times, this Plan shall be interpreted and operated (i) with respect to Section 409A Awards in accordance with the requirements of Section 409A, and (ii) to maintain the exemptions from Section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a Section 409A Award to the extent such discretionary authority would conflict with Section 409A. In addition, to the extent required to avoid a violation of the applicable rules under Section 409A by reason of Code Section 409A(a)(2)(B)(i), any payment under a Section 409A Award shall be delayed until the earliest date of payment that will result in compliance with the rules of Code Section 409A(a)(2)(B)(i) (regarding the required six-month delay for distributions to specified employees that are related to a separation from service). To the extent that a Section 409A Award provides for payment upon the recipient’s termination of employment as an Employee, termination of services as a consultant or independent contractor, or cessation of service as a Director, the Section 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Section 409A. To the extent any provision of this Plan or an Agreement would cause a payment of a Section 409A Award to be made because of the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control. To the extent an Award is a Section 409A Award and is subject to a substantial risk of forfeiture within the meaning of Section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award. In the event that an Award shall be deemed not to comply with Section 409A, then none of the Company, the Board, the Committee or its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Participant or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party.

21.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.
21.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.
21.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.18 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Appendix C
FORM OF PROXY CARD

BLUELINX HOLDINGS INC.
Annual Meeting of Stockholders
May 19, 2016 1:00 PM EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Shyam K. Reddy and Susan C. O’Farrell, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and vote, as designated below, all of the shares of stock of BlueLinx Holdings Inc. held of record by the undersigned on April 4, 2016, at the Annual Meeting of Stockholders of BlueLinx Holdings Inc. to be held on May 19, 2016, and at any and all adjournments or postponements thereof. The Board of Directors recommends voting FOR its nominees for director and FOR proposals 2 through 5.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Board’s nominees for director in Proposal 1 and FOR Proposals 2 through 5.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

BLUELINX HOLDINGS INC. 4300 WILDWOOD PARKWAY ATLANTA, GA 30339 ATTN: SHYAM REDDY	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

Nominees

01	Dominic DiNapoli	02	Kim S. Fennebresque	03	Richard S. Grant
04	Mitchell B. Lewis	05	Steven F. Mayer	06	Alan H. Schumacher	07	M. Richard Warner
The Board of Directors recommends you vote FOR proposals 2., 3., 4., and 5.

		For	Against	Abstain
2.	Proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2016.	☐	☐	☐
3.
Proposal to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a 10-for-1 reverse stock split of all of the outstanding shares of the Company’s common stock and a reduction in the total number of authorized shares of the Company’s common stock from 200,000,000 to 20,000,000.

		☐	☐	☐
4.	Proposal to approve the Company’s 2016 Long-Term Incentive Plan.	☐	☐	☐
5.	Proposal to approve the advisory, non-binding resolution regarding the executive compensation described in this Proxy Statement.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address change/comments, mark here. (see reverse for instructions)	☐
	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.